                                                                     EXHIBIT 4.1

                          FIRST AMENDED AND RESTATED
                                CREDIT AGREEMENT


          THIS FIRST AMENDED AND RESTATED CREDIT AGREEMENT, dated as of January 29, 1999, is by and among OMEGA CABINETS, LTD., a Delaware corporation ("Omega") and PANTHER TRANSPORT, INC., an Iowa corporation ("Panther" and, collectively with Omega and any other party that becomes a party hereto pursuant to Section 6.5, the "Borrowers"), the banks which are signatories hereto (individually, a "Bank" and, together with any Persons that become a party hereto pursuant to
Section 9.6, the "Banks"), U.S. BANK NATIONAL ASSOCIATION, a national banking association, one of the Banks, as agent for the Banks (in such capacity, the "Agent"), and THE FIRST NATIONAL BANK OF CHICAGO, one of the Banks, as documentation agent for the Banks (in such capacity the "Documentation Agent").

          WHEREAS, the Borrowers are parties to that certain Credit Agreement dated as of June 13, 1997, as amended by the First Amendment to Credit Agreement dated as of September 25, 1998 (the "Existing Credit Agreement"); and

          WHEREAS, Omega, "Kitchen Craft" (as defined below) and the shareholders of Kitchen Craft have entered into the "Master Transaction Agreement (Kitchen Craft)" (as defined below) dated as of January 29, 1999 pursuant to which Omega will purchase certain of the assets and all of the stock of Kitchen Craft;

          WHEREAS, in connection with the acquisition of Kitchen Craft, Omega has requested certain financing from the Banks; and

          WHEREAS, the Borrowers, the Banks and the Agent desire to amend and restate the Existing Credit Agreement in its entirety.

          NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   ----------

                        DEFINITIONS AND ACCOUNTING TERMS

          Section 1.1  Defined Terms.  As used in this Agreement the following
                       -------------
terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

          "Acquisition":  Any transaction or series of transactions by which
           -----------
either Borrower acquires, either directly or through an Affiliate or Subsidiary or otherwise, (a) any or all of the stock or other securities of any class of any Person or (b) a substantial portion of the assets, or a division or line of business of any Person.

          "Acquisition (Kitchen Craft)":  The purchase by Omega, through one or
           ---------------------------
more Subsidiaries of certain of the assets and all of the issued and outstanding capital stock of Kitchen Craft pursuant to the Master Transaction Agreement (Kitchen Craft).

          "Acquisition Closing Date (Kitchen Craft)":  January 29, 1999, or such
           ----------------------------------------
other date as may be proposed by the Borrowers and agreed to by the Banks on which all the conditions in the Acquisition Documents have been satisfied or (with the consent of the Banks), waived.

          "Acquisition Closing Date Balance Sheet (Kitchen Craft)":  The
           ------------------------------------------------------
consolidated pro forma balance sheet of Omega and its Subsidiaries as of the Acquisition Closing Date (Kitchen Craft), reflecting the assets, liabilities and stockholders' equity of Omega and its Subsidiaries as of such date, based on the financial statements of Omega and its Subsidiaries and of Kitchen Craft and its Subsidiaries as of November 21, 1998, adjusted to reflect the effect of the Acquisition (Kitchen Craft), the Term Loan B Advance and any revolving loans made to finance the Acquisition (Kitchen Craft), and any other financing obtained by Omega and its Subsidiaries to finance any part of the Acquisition (Kitchen Craft).

          "Acquisition Documents (Kitchen Craft)":  The Master Transaction
           -------------------------------------
Agreement (Kitchen Craft), and all other agreements, instruments, certificates and other documents executed and delivered pursuant to or in connection therewith, as the same may be supplemented, amended or otherwise modified.

          "Adjusted Eurodollar Rate":  With respect to each Interest Period
           ------------------------
applicable to a Eurodollar Rate Advance, the rate (rounded upward, if necessary, to the next one hundredth of one percent) determined by dividing the Eurodollar Rate for such Interest Period by 1.00 minus the Eurodollar Reserve Percentage.

          "Advance":  Any portion of the outstanding Revolving Loans or Term
           -------
Loans by a Bank as to which one of the available interest rate options and, if pertinent, an Interest Period, is applicable. An Advance may be a Eurodollar Rate Advance or a Base Rate Advance.

          "Affiliate":  When used with reference to any Person, (a) each Person
           ---------
that, directly or indirectly, controls, is controlled by or is under common control with, the Person referred to, (b) each Person which beneficially owns or holds, directly or indirectly, ten percent or more of any class of voting stock of the Person referred to (or if the Person referred to is not a corporation, five percent or more of the equity interest), (c) each Person, ten percent or more of the voting stock (or if such Person is not a corporation, ten percent or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by the Person referred to, and (d) each of such Person's officers, directors, joint venturers and partners. The term control

(including the terms "controlled by" and "under common control with") means the possession, directly, of the power to direct or cause the direction of the management and policies of the Person in question.

           "Agent":  As defined in the opening paragraph hereof.
            -----

          "Aggregate Revolving Commitment Amounts":  As of any date, the sum of
           --------------------------------------
the Revolving Commitment Amounts of all the Banks.

          "Allocable Share":  As of any date of determination, the ratio of the
           ---------------
outstanding principal balance of the Term Loan A or Term Loan B hereunder, or the CIBC Term Loan(s), as applicable, to the aggregate principal amount of all outstanding Indebtedness of the Borrowers under the each of the Term Loans hereunder and the CIBC Term Loan(s).

          "Applicable Lending Office":  For each Bank and for each type of
           -------------------------
Advance, the office of such Bank identified as such Bank's Applicable Lending Office on the signature pages hereof or such other domestic or foreign office of such Bank (or of an Affiliate of such Bank) as such Bank may specify from time to time, by notice given pursuant to Section 9.4, to the Agent and the Borrowers as the office by which its Advances of such type are to be made and maintained.

          "Applicable Margin":  Subject to the last two sentences of this
           -----------------
definition, with respect to the period beginning five days after the day the financial statements and compliance certificate required by Sections 5.1(c) and
(d) with respect to a month are delivered and ending on the date five days after the date such financial statements and compliance certificate for the next month are actually delivered (unless such financial statements are not delivered when required, in which case ending on the date such delivery was required), shall mean the percentage specified as applicable to Base Rate Advances or Eurodollar Rate Advances, as appropriate, for the Cash Flow Leverage Ratio calculated for the twelve months ending as of the end of the month to end immediately prior to the date of determination:

                        Revolving Note and Term Note A:
                        -------------------------------

                Cash Flow                    Eurodollar         Base
             Leverage Ratio                Rate Advances   Rate Advances
-----------------------------------------  --------------  --------------

           Less than or equal to 2.50:1             1.25%           0.25%

           Greater than 2.50:1 but less
           than or equal to 3.5:1                   1.75%           0.75%

           Greater than 3.50:1 but less
           than 4.5:1                               2.25%           1.25%

           Greater than or equal to
            4.5:1                                   2.50%           1.50%


     Term Note B:
-----------------------------------------

          Cash Flow                        Eurodollar               Base
          Leverage Ratio                   Rate Advances   Rate Advances
-----------------------------------------  -------------   -------------
          Less than or equal to 2.50:1              1.50%           0.50%

          Greater than 2.50:1 but less
          than or equal to 3.5:1                    2.00%           1.00%

          Greater than 3.50:1 but less
          than 4.5:1                                2.50%           1.50%

          Greater than or equal to
           4.5:1                                    2.75%           1.75%

During the period beginning on the Closing Date and ending on the date five days after the financial statements and compliance certificate for the period ending June 30, 1999 are delivered pursuant to Sections 5.1(c) and (d), and for any subsequent period beginning on a day the financial statements and compliance certificate required by Sections 5.1(c) and (d) with respect to a month are required to be but are not delivered and ending five days after the date such financial statements and compliance certificate are delivered, the Applicable Margin shall be as specified for a Cash Flow Leverage Ratio greater than or equal to 4.5:1.

          "Assignee":  As defined in Section 9.6(c).
           --------

          "BII":  Bulrad Illinois, Inc., an Illinois corporation.
           ---

           "Bank":  As defined in the opening paragraph hereof.
            ----

          "Base Rate":  As of any date of determination, the greater of: (i) the
           ---------
Reference Rate, or (ii) a rate equal to one half of one per cent (0.5%) per annum above the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for that day by the Board, or if not so published, as determined for any day by the Agent based on quotations received by the Agent from federal funds brokers of recognized standing selected by the Agent. For purposes of determining any interest rate hereunder or under any other Loan Document which is based on the Base Rate, such interest rate shall change as and when the Base Rate shall change.

          "Base Rate Advance":  An Advance with respect to which the interest
           -----------------
rate is determined by reference to the Base Rate.

           "Board":  The Board of Governors of the Federal Reserve System or any
            -----
successor thereto.

          "Bondholders": The holders of the Permanent Subordinated High Yield
           -----------
Debt.

          "Borrower Loan Documents":  This Agreement, the Notes and any of the
           -----------------------
Security Documents to be executed by either Borrower.

          "Borrowers": As defined in the opening paragraph hereof.
           ---------

          "Business Day":  Any day (other than a Saturday, Sunday or legal
           ------------
holiday in the State of Minnesota) on which national banks are permitted to be open in Minneapolis, Minnesota.

          "Canadian Facilities":  The Facilities owned by Kitchen Craft and
           -------------------
commonly described as 1180 Springfield Road, Winnipeg, Manitoba, and approximately 7.6 acres at the corner of Springfield Street and Roderick, Winnipeg, Manitoba.

          "Canadian Lenders": The lenders party to the CIBC Loan Documents.
           ----------------

          "Capital Expenditures":  For any period, the sum of all amounts that
           --------------------
would, in accordance with GAAP, be included as additions to property, plant and equipment on a consolidated statement of cash flows for Omega during such period, in respect of (a) the acquisition, construction, improvement, replacement or betterment of land, buildings, machinery, equipment or of any other fixed assets or leaseholds, (b) to the extent related to and not included in (a) above, materials, contract labor (excluding expenditures properly chargeable to repairs or maintenance in accordance with GAAP), and (c) other capital expenditures and other uses recorded as capital expenditures or similar terms having substantially the same effect.

          "Capitalized Lease":  A lease of (or other agreement conveying the
           -----------------
right to use) real or personal property with respect to which at least a portion of the rent or other amounts thereon constitute Capitalized Lease Obligations.

          "Capitalized Lease Obligations":  As to any Person, the obligations of
           -----------------------------
such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No.
13).

          "Cash Flow Leverage Ratio":  For any period of determination, the
           ------------------------
ratio of

          (a) the aggregate principal amount of all outstanding Indebtedness of Omega and its Subsidiaries as of the last day of that period,

to

          (b) EBITDA for such period,

in each case determined as to Omega and its Subsidiaries on a consolidated basis in accordance with GAAP; provided, however, that for any period of determination
                         --------  -------
including the Acquisition Closing Date (Kitchen Craft), the EBITDA (Kitchen Craft) for the period from the beginning of such measurement period to the Acquisition Closing Date (Kitchen Craft) shall be added to the EBITDA of Omega and its Subsidiaries on a pro forma basis.

          "Change of Control":  The occurrence, after the Closing Date, of any
           ----------------
of the following circumstances: (a) Mezzanine Lending Associates III, L.P. and its Affiliates, collectively, not owning, directly or indirectly, securities of Holdings representing more than 50% of all securities of Holdings entitled to vote in the election of directors; or (b) nominees of Mezzanine Lending Associates III, L.P. and its Affiliates ceasing for any reason to constitute a majority of the Board of Directors of Holdings (other than by reason of death, disability or scheduled retirement), or (c) Holdings ceases to own 100% of the issued and outstanding stock of Omega.

          "CIBC":  Canadian Imperial Bank of Commerce.
           ----

          "CIBC Loan Documents":  Collectively, that certain Credit Agreement of
           -------------------
even date hereof by and among 3578275 Canada Inc., New Kitchen Craft, CIBC, as agent, and the other banks party thereto, in the original principal amount of C$37,000,000, as guaranteed by Omega, and all related documents as the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time.

          "CIBC Term Loan":  The term loan in the original principal amount of
           --------------
C$22,000,000 made pursuant to the CIBC Loan Documents.

          "Closing Date":  January 29, 1999.
           ------------

           "Code":  The Internal Revenue Code of 1986, as amended.
            ----

          "Collateral Agent": U.S. Bank, in its capacity as collateral agent
           ----------------
pursuant to the Security Documents.

          "Collateral Assignment":  The Omega Collateral Assignment
           ---------------------
(Trademarks).

           "Commitments":  The Revolving Commitments and the Term Loan B
            -----------
Commitment.

          "Contingent Obligation":  With respect to any Person at the time of
           ---------------------
any determination, without duplication, any guaranty or other obligation, contingent or otherwise, of such Person with respect to any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or otherwise: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any direct or indirect security therefor, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or otherwise to protect the owner thereof against loss in respect thereof, or (d) entered into for the purpose of assuring in any manner the owner of such Indebtedness of the payment of such Indebtedness or to protect the owner against loss in respect thereof; provided, that the term "Contingent Obligation" shall not include endorsements for collection or deposit, in each case in the ordinary course of business.

          "Current Assets":  As of any date, the consolidated current assets of
           --------------
Omega and its Subsidiaries, determined in accordance with GAAP.

          "Current Liabilities":  As of any date, the consolidated current
           -------------------
liabilities of Omega and its Subsidiaries, determined in accordance with GAAP, but excluding any current liabilities for borrowed money.

          "Default":  Any event which, with the giving of notice (whether such
           -------
notice is required under Section 7.1, or under some other provision of this Agreement, or otherwise) or lapse of time, or both, would constitute an Event of Default.

          "Default Rate":  As defined in Section 2.5(iii).
           ------------

          "Documentary Letter of Credit":   A Letter of Credit which requires
           ----------------------------
that the drafts thereunder be accompanied by a document of title covering or securing title to the goods acquired with the proceeds of such drafts.

          "Documentation Agent": as defined in the first paragraph hereof.
           -------------------

          "EBITDA":  For any period of determination, the consolidated net
           ------
income of Omega and its Subsidiaries before deductions for income taxes, Interest Expense, depreciation and amortization, all as determined in accordance with GAAP; provided, however that: (i) any transactional fees and other expenses
           -----------------
incurred in connection with this Agreement or the transactions pursuant to the CIBC Loan Documents, or the Kitchen Craft Acquisition Documents and deducted from Omega and its Subsidiaries' income, as determined in accordance with GAAP, with respect to a period of determination shall be added back in determining EBITDA for that period; and (ii) all non-cash compensation expenses recorded during a period in connection with the granting of options shall be added back in determining EBITDA for that period.

          "EBITDA (Kitchen Craft)": For any period of determination, the
           ----------------------
consolidated net income of Kitchen Craft and its Subsidiaries before deductions for income taxes, Interest Expense, depreciation and amortization, all as determined in accordance with GAAP; provided, however, that (i) any
                                    --------  -------
transactional fees and other expenses incurred in connection with this Agreement or the transactions pursuant to the CIBC Loan Documents or the Kitchen Craft Acquisition Documents and deducted from Kitchen Craft and its Subsidiaries' income, as determined in accordance with GAAP, with respect to a period of determination shall be added back in determining EBITDA (Kitchen Craft) for that period; (ii) all non-cash compensation expenses recorded during a period in connection with the granting of options shall be added back in determining EBITDA (Kitchen Craft) for that period, and (iii) any charitable contributions made in excess of C$100,000 per year shall be added back in determining EBITDA (Kitchen Craft) for that period.

           "ERISA":  The Employee Retirement Income Security Act of 1974, as
            -----
amended.

          "ERISA Affiliate":  Any trade or business (whether or not
           ---------------
incorporated) that is a member of a group of which Omega or any of its Subsidiaries is a member and which is treated as a single employer under Section 414 of the Code.

          "Eurodollar Business Day":  A Business Day which is also a day for
           -----------------------
trading by and between banks in United States dollar deposits in the interbank Eurodollar market and a day on which banks are open for business in New York City.

          "Eurodollar Rate": With respect to each Interest Period applicable to
           ---------------
a Eurodollar Rate Advance, the average offered rate for deposits in United States dollars (rounded upward, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on the first day of such Interest Period, for the number of days in such Interest Period, which appears on the Telerate page 3750 as of 11:00 a.m., London time (or such other time as of which such rate appears) two Eurodollar Business Days prior to the first day of such Interest Period, or the rate for such deposits determined by the Agent at such time based on such other published service of general application as shall be selected by the Agent for such purpose (including without limitation the Reuters Screen LIBO page); provided, that in lieu of determining the rate in the foregoing manner, the Agent may determine the rate based on rates at which United States dollar deposits are offered to the Agent in the interbank Eurodollar market at such time for delivery in Immediately Available Funds on the first day of such Interest Period in an amount approximately equal to the Advance by the Bank to which such Interest Period is to apply (rounded upward, if necessary, to the nearest 1/16 of 1%). "Reuters Screen LIBO page" means the display designated as page "LIBO" on the Reuters Monitor Money Rate Screen (or such other page as may replace the LIBO page on such service for the purpose of displaying London interbank offered rates of major banks for United States dollar deposits), and "Telerate page 3750" means the display designated as such on Telerate System Incorporated (or such other page as may replace page

3750 or that service for the purpose of displaying London interbank offered rates of major banks for U.S. Dollar deposits).

          "Eurodollar Rate Advance":  An Advance with respect to which the
           -----------------------
interest rate is determined by reference to the Adjusted Eurodollar Rate.

          "Eurodollar Reserve Percentage":  As of any day, that percentage
           -----------------------------
(expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System, with deposits comparable in amount to those held by the Agent, in respect of "Eurocurrency Liabilities" as such term is defined in Regulation D of the Board. The rate of interest applicable to any outstanding Eurodollar Rate Advances shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

           "Event of Default":  Any event described in Section 7.1.
            ----------------

          "Excess Cash Flow":  As of each Fiscal Year End, beginning with the
           ----------------
1998 Fiscal Year End, determined for the period of four consecutive fiscal quarters ending on such Fiscal Year End on a consolidated basis for Omega and its Subsidiaries in accordance with GAAP (but excluding Kitchen Craft from such determination for fiscal year 1998), the remainder of

          (a) the sum, without duplication, of (i) EBITDA for such period, (ii) extraordinary cash income, if any, business interruption insurance proceeds, if any, and cash gains attributable to sales of assets out of the ordinary course of business (but net of taxes, expenses and reserves for indemnification), if any, during such period to the extent that any such extraordinary cash income, such insurance proceeds or such cash gain is not included in EBITDA for such period, and (iii) the net reduction, if any, in Working Capital during such period, minus
                                         -----

          (b) the sum, without duplication, of (i) tax expenses paid in cash or accrued by Omega during such period, (ii) the aggregate amount of Capital Expenditures, if any (but only to the extent such Capital Expenditures were permissible under Section 6.10) during such period, (iii) Interest Expense accrued during such period (whether or not paid during such period), (iv) the aggregate principal amount of Omega's consolidated Indebtedness scheduled to mature during the relevant period that is paid in cash during the relevant period, (v) the aggregate principal amount of optional prepayments of any of the Term Loans hereunder and the CIBC Term Loan during the relevant period, (vi) the net increase, if any, in Working Capital during such period, and (viii) the aggregate amount of Restricted Payments, if any, to Holdings (but only to the extent such Restricted Payments were permissible under Section 6.7) during such period.

          "Exchangeable Shares": Certain non-voting shares of common stock of KC
           -------------------
Holdings (and, after the amalgamation thereof with Kitchen Craft, New Kitchen Craft) held by certain Kitchen Craft employees and members of management, the aggregate value of which, as of the Closing Date shall not exceed C$6,050,000, which shall be exchangeable for shares of the Stock of Holdings after the Closing Date.

          "Facility":  Any and all real property (including, without limitation,
           --------
all buildings or other improvements located thereon) now or hereafter owned, leased, operated or used by Omega or any of its Subsidiaries.

          "Fiscal Year End":  With respect to any calendar year, the day in
           ---------------
December of that year or January of the next year that is the last day of a fiscal year of Omega.

          "Fixed Charge Coverage Ratio":  For any period of four fiscal
           ---------------------------
quarters, the ratio of

          (a) EBITDA for such period minus the sum of (i) the aggregate amount of Capital Expenditures incurred other than those described in Section 6.10(b), if any (but only to the extent such Capital Expenditures were permissible under Section 6.10) during such period and (ii) taxes paid in cash by Omega and its Subsidiaries, to

          (b) the sum of Interest Expense (excluding any non-cash amortized deferred financing charges during such period) and all required principal payments with respect to the consolidated Indebtedness of Omega and its Subsidiaries in each case determined for said period on a consolidated basis in accordance with GAAP.

          "GAAP":  Generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

          "High Yield Subordinated Permanent Debt": The $100,000,000 Senior
           --------------------------------------
Subordinated Notes due 2007 issued by Omega pursuant to the Indenture dated as of July 18, 1997 by and among Omega (as an original party and as successor by merger to HomeCrest Corporation), Panther and The Chase Manhattan Bank, as trustee.

          "High Yield Subordinated Permanent Loan Documents":  Collectively, the
           ------------------------------------------------
Indenture, a subordinated note, guaranty from Panther, an offering document and all related documents, as the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time, pursuant to which the High Yield Subordinated Permanent

Debt was issued by Omega and placed pursuant to Rule 144A by Goldman Sachs & Co. and Citicorp Securities, Inc.

          "Holding Account":  A deposit account belonging to the Agent for the
           ---------------
benefit of the Banks into which the Borrowers may be required to make deposits pursuant to Section 2.6(a) or 7.2 of this Agreement, such account to be under the sole dominion and control of the Agent and not subject to withdrawal by the Borrowers, with any amounts therein to be held for application by the Agent toward payment of any outstanding Letters of Credit when drawn upon. The Holding Account shall be a money market savings account or substantial equivalent (or other appropriate investment medium as the Borrowers may from time to time request and to which the Agent in its sole discretion shall have consented) and shall bear interest in accordance with the terms of similar accounts held by the Agent for its customers. No Borrower is obligated to make deposits into the Holding Account except as provided in Section 2.6(a) or 7.2.

          "Holding Company": A Subsidiary of Omega that owns no assets other
           ---------------
than Stock of other Subsidiaries of Omega and has no Indebtedness.

          "Holdings":  Omega Holdings, Inc., a Delaware corporation.
           --------

          "Holdings Documents":  Collectively, the Holdings Guaranty and the
           ------------------
Holdings Pledge Agreement, and any reaffirmations thereof executed in accordance with Section 5.12 herein.

          "Holdings Guaranty":  An Amended and Restated Guaranty, in form and
           -----------------
substance satisfactory to the Agent, whereby Holdings guarantees payment of the Obligations, as the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time.

          "Holdings Pledge Agreement":  An Amended and Restated Pledge
           -------------------------
Agreement, in form and substance satisfactory to the Agent, whereby Holdings pledges all of its stock in Omega and any other Subsidiaries of Holdings to the Agent for the benefit of the Banks, to secure the Obligations and the Holdings Guaranty, as the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time.

           "Immediately Available Funds":  Funds with good value on the day and
            ---------------------------
in the city in which payment is received.

          "Indebtedness":  With respect to any Person at the time of any
           ------------
determination, all obligations which in accordance with GAAP are required to be classified upon the balance sheet of such Person as liabilities, in any event including, without duplication: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person,

(e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all obligations of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Capitalized Lease Obligations of such Person, (h) all obligations of such Person in respect of interest rate protection agreements, (i) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit or bankers' acceptances, (j) all obligations of any partnership or joint venture as to which such Person is or may become personally liable, (k) all obligations of a trust or other entity formed or utilized in connection with the securitization of assets of such Person and (l) all Contingent Obligations of such Person.

          "Indemnification Agreement" has the meaning given to it in the
           -------------------------
Existing Credit Agreement.

          "Indenture": That certain indenture dated as of June 13, 1997 among
           ---------
the Borrowers, Holdings and Chase Manhattan Bank, as trustee.

          "Indiana Amendment to Mortgage": An Amendment to Mortgage, Security
           -----------------------------
Agreement, Assignment of Leases and Rents and Fixture Financing Statement amending the Indiana Mortgage.

          "Indiana Facility":  The Facility owned by Omega and commonly
           ----------------
described as 1002 North Eisenhower Drive, Goshen, Indiana, the legal description of which is attached hereto as Exhibit 1.1-1.

          "Indiana Mortgage": The Mortgage, Security Agreement, Assignment of
           ----------------
Leases and Rents and Fixture Financing Statement dated as of June 13, 1997, whereby Omega granted the Agent, for the benefit of the Banks, a Lien in the Indiana Facility, as the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time.

          "Intellectual Property":  As defined in Section 4.12.
           ---------------------

          "Intercreditor Agreement":   The Intercreditor Agreement by and among
           -----------------------
the Agent, the Banks, CIBC and the other banks party to the CIBC Loan Documents, in form and substance acceptable to the Lenders (as defined therein), executed by a duly authorized officer of each of the Lenders and dated the date hereof.

          "Interest Coverage Ratio":  For any period of four fiscal quarters,
           -----------------------
the ratio of (a) EBITDA, to (b) Interest Expense (excluding any non-cash amortized deferred financing charges during such period), in each case determined for said period in accordance with GAAP.

          "Interest Expense":  For any period of determination, the aggregate
           ----------------
consolidated amount, without duplication, of interest paid, accrued or scheduled to be paid in respect of any consolidated Indebtedness of Omega and its Subsidiaries, including (a) all but the principal component of payments in respect of conditional sale contracts, Capitalized Leases and other title retention agreements, (b) commissions, discounts and other fees and charges with respect to letters of credit and bankers' acceptance financings and (c) net costs under interest rate protection agreements, in each case determined in accordance with GAAP.

          "Interest Period":  With respect to each Eurodollar Rate Advance, the
           ---------------
period commencing on the date of such Advance or on the last day of the immediately preceding Interest Period, if any, applicable to an outstanding Advance and ending one, two, three or six months thereafter, as Omega, on behalf of the Borrowers, may elect in the applicable notice of borrowing, continuation or conversion; provided that:
               -------------

          (a) Any Interest Period that would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

          (b) Any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

          (c) Any Interest Period applicable to an Advance on a Revolving Loan that would otherwise end after the Revolving Commitment Ending Date shall end on the Revolving Commitment Ending Date, and any Interest Period applicable to an Advance on a Term Loan that would otherwise end after the scheduled maturity of such Term Loan shall end on such maturity.

Interest Periods shall be selected so that the installment payments on the Term Notes can be paid without having to pay a Eurodollar Rate Advance prior to the last day of the Interest Period applicable thereto. No more than ten Interest Periods may exist at any one time.

          "Investment":  Except as provided in the next sentence, the
           ----------
acquisition, purchase, making or holding of any stock or other security, any loan, advance, contribution to capital, extension of credit, any acquisitions of real or personal property (other than real and personal property acquired in the ordinary course of business) and any purchase or commitment or option to purchase stock or other debt or equity securities of or any interest in another Person or any integral part of any business or the assets comprising such business or part thereof. "Investment" shall not include: (i) trade and customer accounts receivable for property leased, goods furnished, inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms; (ii) deposits, advances or prepayments to suppliers for property leased, goods furnished, inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms; (iii) advances to employees, employee drawing accounts and similar expenditures made in the ordinary course of business and on a basis consistent with the employer's past practices; (iv) stock or other securities acquired in connection with the satisfaction of, or to secure, Indebtedness acquired in the ordinary course of business; or (v) demand deposits in banks or similar financial institutions. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

          "Iowa Amendment to Mortgage": An Amendment to Mortgage, Security
           --------------------------
Agreement, Assignment of Leases and Rents and Fixture Financing Statement amending the Iowa Mortgage.

          "Iowa Facility":  Collectively, the Facilities owned by Omega and
           -------------
commonly described as 1205 Peters Drive and 1001 Linden Avenue, Waterloo, Iowa, the legal description of which is attached hereto as Exhibit 1.1-2.

          "Iowa Mortgage": The Mortgage, Security Agreement, Assignment of
           -------------
Leases and Rents and Fixture Financing Statement, dated as of June 13, 1997, whereby Omega granted the Agent, for the benefit of the Banks, a Lien in the Iowa Facility, as the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time.

          "KC Canada": 3578275 Canada Inc., a Canadian corporation.
           ---------

          "KC Holdings": Omega Kitchen Craft Holdings Corp., a Delaware
           -----------
corporation,

          "Kitchen Craft":  Kitchen Craft of Canada Ltd., a corporation governed
           -------------
by the Canada Business Corporations Act.

          "Kitchen Craft Note":  That certain promissory note evidencing the
           ------------------
Kitchen Craft loan in the initial principal amount of $25,000,000 pursuant to which Omega is making an unsecured loan to KC Canada to effectuate the Acquisition (Kitchen Craft), together with any related documents, as the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time, in form and substance acceptable to the Agent, dated as of the date hereof, made by KC Canada on the Acquisition Closing Date (Kitchen Craft), payable to Omega.

          "Lender": As defined in the Intercreditor Agreement.
           ------

          "Letter of Credit":  An irrevocable letter of credit issued by the
           ----------------
Agent pursuant to this Agreement for the account of the Borrowers.

          "Letter of Credit Fee":  As defined in Section 2.15.
           --------------------

          "Lien":  With respect to any Person, any security interest, mortgage,
           ----
pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of each lessor under any Capitalized Lease), in, of or on any assets or properties of such Person, now owned or hereafter acquired, whether arising by agreement or operation of law.

           "Loan":  A Revolving Loan or a Term Loan.
            ----

           "Loan Documents":  This Agreement, the Notes and the Security
            --------------
Documents.

           "Majority Lenders":  As defined in the Intercreditor Agreement.
            ----------------

          "Master Transaction Agreement (Kitchen Craft)": That certain Master
           --------------------------------------------
Transaction Agreement dated as of January 29, 1999 by and among KC Canada, as buyer, Holdings, the shareholders of Kitchen Craft and its Subsidiaries, as sellers, and certain employees, as in effect on the date hereof.

          "Material Adverse Effect":  A material adverse effect on the financial
           -----------------------
condition, business, operations or prospects of Holdings and the Borrowers, taken as a whole.

          "Mortgages":  Collectively, the Indiana, Iowa, and Tennessee
           ---------
Mortgages, amended as provided for herein.

          "Multiemployer Plan":  A multiemployer plan, as such term is defined
           ------------------
in Section 4001 (a) (3) of ERISA, which is maintained (on the Closing Date, within the five years preceding the Closing Date, or at any time after the Closing Date) for employees of Omega or any ERISA Affiliate.

          "New Kitchen Craft":  Kitchen Craft, after the amalgamation of KC
           -----------------
Canada with Kitchen Craft.

           "Note":  A Term Note or a Revolving Note.
            ----

          "Obligations":  The Borrowers' obligations in respect of the due and
           -----------
punctual payment of principal and interest on the Loans, Notes and Unpaid Drawings when and as due, whether by acceleration or otherwise and all fees (including Revolving Commitment Fees), expenses, indemnities, reimbursements and other obligations of the Borrowers under this Agreement or any other Borrower Loan Document, in all cases whether now existing or hereafter arising or incurred.

          "Omega":  As defined in the opening paragraph hereof.
           -----

          "Omega Collateral Assignment (Trademarks)":  A Collateral Assignment
           ----------------------------------------
of Trademarks in form and substance satisfactory to the Agent from Omega to the Agent for the benefit of the Banks, as the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time.

          "Omega KC US": Omega Kitchen Craft U.S. Corp., a Delaware corporation.
           -----------

          "Operating Lease":  Any lease of real or personal property other than
           ---------------
a Capitalized Lease.

          "Panther":   As defined in the opening paragraph hereof.
           -------

          "PBGC":  The Pension Benefit Guaranty Corporation, established
           ----
pursuant to Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.

          "Person":  Any natural person, corporation, partnership, limited
           ------
partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

          "Plan":   Each employee benefit plan (whether in existence on the
           ----
Closing Date or thereafter instituted), as such term is defined in Section 3 of ERISA, maintained for the benefit of employees, officers or directors of the Borrower or of any ERISA Affiliate.

          "Pledge Agreements": Collectively, (i) the Amended and Restated Pledge
           ----------------
Agreement whereby Omega pledges all of its Stock in its U.S. Subsidiaries, (ii) the Amended and Restated Pledge Agreement whereby Holdings pledges all of its Stock in Omega, (iii) the Pledge Agreement whereby KC Holdings pledges sixty-five percent of the Stock in New Kitchen Craft (excluding the Exchangeable Shares), all of the Stock of Omega KC U.S., and the Kitchen Craft Note, (iv) the Pledge Agreement whereby Omega KC U.S. pledges all of its Stock in its U.S. Subsidiaries, and (v) any Subsidiary Pledge Agreement pursuant to which any Subsidiary of Omega pledges its Stock in another Subsidiary of Omega, in each case to the Collateral Agent for the benefit of the Banks and the Canadian Lenders, each in form and substance satisfactory to the Collateral Agent, and as each of the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time.

          "Prohibited Transaction":  The respective meanings assigned to such
           ----------------------
term in Section 4975 of the Code and Section 406 of ERISA.

          "Reference Rate":  The rate of interest from time to time publicly
           --------------
announced by the Agent as its "reference rate." The Agent may lend to its customers at rates that are at, above or below the Reference Rate. For purposes of determining any interest rate hereunder or under any other Loan Document which is based on the Reference Rate, such interest rate shall change as and when the Reference Rate shall change.

          "Regulatory Change":  Any change after the Closing Date in federal,
           -----------------
state or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including any Bank under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Reportable Event":  A reportable event as defined in Section 4043 of
           ----------------
ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum
                                 --------
funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any waiver in accordance with
Section 412(d) of the Code.

          "Responsible Officer":  Any of the President, the Chief Financial
           -------------------
Officer or the Controller of Omega.

          "Restricted Payments":  With respect to any Borrower, collectively,
           -------------------
all dividends or other distributions of any nature (including cash, securities other than common stock of such Borrower, assets or otherwise), and all payments, on or in respect of any class of equity securities (including warrants, options or rights therefor) issued by such Borrower, whether such securities are authorized or outstanding on the Closing Date or at any time thereafter, and any redemption or purchase of, or other distribution in respect of, any of the foregoing, whether directly or indirectly.

          "Revolving Commitment":  With respect to a Bank, the agreement of such
           --------------------
Bank to make Revolving Loans to, and purchase risk participations in Letters of Credit issued by the Agent for the account of, the Borrowers in an aggregate principal amount outstanding at any time not to exceed such Bank's Revolving Commitment Amount upon the terms and subject to the conditions and limitations of this Agreement.

          "Revolving Commitment Amount":  With respect to a Bank, initially the
           ---------------------------
amount set opposite such Bank's name on the signature page hereof as its Revolving Commitment Amount, but as the same may be reduced or modified from time to time pursuant to Section 2.16 or Section 9.6.

           "Revolving Commitment Ending Date":  December 26, 2003.
            --------------------------------

           "Revolving Commitment Fees":  As defined in Section 2.17(a).
            -------------------------

           "Revolving Loan":  As defined in Section 2.1.
            --------------

           "Revolving Loan Date":  The date of the making of any Revolving Loans
            -------------------
hereunder.

          "Revolving Note":  An amended and restated promissory note of the
           --------------
Borrowers in the form of Exhibit 1.1-3 hereto, as the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time.

          "Revolving Percentage":  With respect to any Bank, the percentage
           --------------------
equivalent of a fraction, the numerator of which is the Revolving Commitment Amount of such Bank and the denominator of which is the Aggregate Revolving Commitment Amounts.

          "Security Agreements": Collectively, (i) an Amended and Restated
           -------------------
Security Agreement from each Borrower and (ii) any Subsidiary Security Agreement, pursuant to each of which the Collateral Agent is granted, for the benefit of the Banks and the Canadian Lenders, a security interest in the personal property described therein, as the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time, each in form and substance satisfactory to the Agent.

          "Security Documents":  The Security Agreements, Guaranties, Pledge
           ------------------
Agreements, Collateral Assignment, Holdings Documents, Indemnification Agreements and the Mortgages, as the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time.

          "Standby Letter of Credit":  A Letter of Credit that is not a
           ------------------------
Documentary Letter of Credit.

          "Stock":  All shares, interests, participation or other equivalents,
           -----
however designated, of or in a corporation, whether or not voting, including but not limited to common stock, warrants, preferred stock, convertible debentures, and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

          "Subordinated Debt":  Any Indebtedness the Borrowers, now existing or
           -----------------
hereafter created, incurred or arising, which is subordinated in right of payment to the payment of the Obligations in a manner and to an extent that Majority Lenders have approved in writing prior to the creation of such Indebtedness (including the High Yield Subordinated Permanent Loan Documents and any subordinated notes in form acceptable to the Agent and the Majority Lenders delivered to members of management or employees by Holdings in connection with its Stock put and call rights).

          "Subsidiary":   With respect to any Person, any corporation or other
           ----------
entity of which securities or other ownership interests having ordinary voting power for the election of a majority of the board of directors or other Persons performing similar functions are owned by the first Person, either directly or through one or more Subsidiaries.

          "Subsidiary Guaranty": A Guaranty, in form and substance satisfactory
           -------------------
to the Agent, whereby any Subsidiary of Omega other than a Borrower guarantees payment of the Obligations, as the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time.

          "Subsidiary Pledge Agreement": A Pledge Agreement in form and
           ---------------------------
substance satisfactory to the Agent, whereby any Subsidiary of Omega pledges all of (or, in the case of KC

Holdings, 65% of) its Stock in any Subsidiaries to the Agent for the benefit of the Banks, as the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time.

          "Subsidiary Security Agreement": A Security Agreement in form and
           -----------------------------
substance satisfactory to the Agent whereby any Subsidiary of Omega other than Panther grants to the Agent, for the benefit of the Banks, a security interest in the personal property described therein to secure the Obligations, as the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time.

          "Tennessee Amendment to Mortgage": An Amendment to Mortgage, Security
           -------------------------------
Agreement, Assignment of Leases and Rents and Fixture Financing Statement amending the Tennessee Mortgage.

          "Tennessee Facility":  The Facility owned by Omega and commonly
           ------------------
described as 1709 Lake City Highway (or Highway 25 West, North), Clinton, Tennessee, the legal description of which is attached hereto as Exhibit 1.1-7.

          "Tennessee Mortgage":  A Deed of Trust, Security Agreement and
           ------------------
Assignment of Leases and Rents, and including a Fixture Filing under the Uniform Commercial Code, dated as of June 13, 1997, whereby Omega granted the Agent, for the benefit of the Banks, a Lien in the Tennessee Facility, as the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time.

          "Term Loans":  Term Loan A and Term Loan B.
           ----------

          "Term Loan A":  As defined in Section 2.1.
           -----------

          "Term Loan B":  As defined in Section 2.1.
           -----------

          "Term Loan B Commitment":  With respect to a Bank, the agreement of
           ----------------------
such Bank to make a Term Loan B to the Borrowers in an amount equal to such Bank's respective Term Loan B Commitment Amount upon the terms and subject to the conditions of this Agreement.

          "Term Loan B Commitment Amounts":  With respect to a Bank, the amount
           ------------------------------
set opposite such Bank's name on the signature pages hereof as its Term Loan B Commitment Amount.

          "Term Loan Percentage":  With respect to any Bank, the percentage
           --------------------
equivalent of a fraction, the numerator of which is the amount of the outstanding Term Loans of such Bank and the denominator of which is the sum of the Term Loans of all the Banks.

          "Term Notes":  Promissory notes of the Borrowers evidencing Term Loan
           ----------
A and Term Loan B in the forms of Exhibit 1.1-6(a) and 1.1-6(b) hereto, as each of the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time.

          "Termination Date":  The earliest of (a) the Revolving Commitment
           ----------------
Ending Date, (b) the date on which the Revolving Commitments are terminated pursuant to Section 7.2 hereof or (c) the date on which the Revolving Commitment Amounts are reduced to zero pursuant to Section 2.16 hereof.

          "Total Percentage":  With respect to any Bank, the percentage
           ----------------
equivalent of a fraction, the numerator of which is the sum of the Revolving Commitment Amount of such Bank and the outstanding Term Loans of such Bank and the denominator of which is the sum of the Revolving Commitment Amounts and outstanding Term Loans of all the Banks.

          "Total Revolving Outstandings":  As of any date of determination, the
           ----------------------------
sum of (a) the aggregate unpaid principal balance of Revolving Loans outstanding on such date, (b) the aggregate maximum amount available to be drawn under Letters of Credit outstanding on such date and (c) the aggregate amount of Unpaid Drawings on such date.

          "U.S. Bank":  U.S. Bank National Association in its capacity as one of
           ---------
the Banks hereunder.

          "U.S. Subsidiaries": Collectively, Omega KC U.S., Panther, KC Holding,
           -----------------
BII and any other Person that becomes a Subsidiary of Omega and is incorporated or otherwise organized under the laws of the United States.

          "Unpaid Drawing":  As defined in Section 2.11.
           --------------

          "Unused Revolving Commitment":  With respect to any Bank as of any
           ---------------------------
date of determination, the amount by which such Bank's Revolving Commitment Amount exceeds such Bank's Revolving Percentage of the Total Revolving Outstandings on such date.

          "Working Capital":  As of any date of determination, the excess, if
           ---------------
any, of: (i) Current Assets minus the sum of cash and cash equivalents over (ii) Current Liabilities minus the sum of interest payable and taxes payable.

          Section 1.2  Accounting Terms and Calculations.  Except as may be
                       ---------------------------------
expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP. From and after the Acquisition Closing Date (Kitchen Craft), all such determinations for Omega and its Subsidiaries on a consolidated basis shall include results for New Kitchen Craft from and after the Acquisition Closing Date (Kitchen Craft). To the extent any change in GAAP affects any computation or determination required to be made pursuant to this Agreement, such computation or determination shall be made as if such change in GAAP had not occurred unless Omega on behalf of the Borrowers and Majority Lenders agree in writing on an adjustment to such computation or determination to account for such change in GAAP.

          Section 1.3  Computation of Time Periods.  In this Agreement, in the
                       ---------------------------
computation of a period of time from a specified date to a later specified date, unless otherwise stated the word "from" means "from and including" and the word "to" or "until" each means "to but excluding".

          Section 1.4  Other Definitional Terms. The words "hereof", "herein"
                       ------------------------
and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, schedules and like references are to this Agreement unless otherwise expressly provided. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or".

                                  ARTICLE II
                                  -----------

                        TERMS OF THE CREDIT FACILITIES

                          Part A --  Terms of Lending
                          ---------------------------

          Section 2.1  Lending Commitments.  On the terms and subject to the
                       -------------------
conditions hereof, each Bank severally agrees to make the following lending facilities available to the Borrowers:

          2.1(a)  Revolving Credit.  A revolving credit facility available as
                  ----------------
     loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrowers on a revolving basis at any time and from time to time from the Closing Date to the Termination Date, during which period the Borrowers may borrow, repay and reborrow in accordance with the provisions hereof, provided, that no Revolving Loan will be made in any amount which, after giving effect thereto, would cause the Total Revolving Outstandings to exceed the Aggregate Revolving Commitment Amounts. Revolving Loans made under the existing Credit Agreement shall, from and after the Closing Date, be Revolving Loans hereunder. Revolving Loans hereunder shall be made by the several Banks ratably in the proportion of their respective Revolving Commitments Amounts. Revolving Loans and any portion of the balance thereof (in minimum amounts of $250,000, if Base Rate Advances, $1,000,000, if Eurodollar Rate Advances, or, in either case, if more, in integral multiples of $50,000 in excess thereof) may be obtained and maintained, at the election of the Borrowers but subject to the limitations hereof, as Base Rate Advances or Eurodollar Rate Advances or any combination thereof.

          2.1(b)  Term Loan A.  A term loan from each Bank (each being a "Term
                  -----------
     Loan A" and, collectively, the "Term A Loans") to the Borrowers, which shall consist of the Term

     Loans made by such Bank under the Existing Credit Agreement, which Term Loans shall remain outstanding as Term Loan A hereunder. A Term Loan A or any portion of the balance thereof (in minimum amounts of $250,000, if Base Rate Advances, $1,000,000, if Eurodollar Rate Advances, or, in either case, if more, in integral multiples of $50,000 in excess thereof) may be made, maintained, continued and converted to Base Rate Advances or Eurodollar Rate Advances as the Borrowers may elect in their notice of borrowing, continuation or conversion.

           2.1(c)  Term Loan B.  A term loan from each Bank (each being a "Term
                   -----------
     Loan B" and, collectively, the "Term B Loans") to the Borrowers, which shall be made in a single Advance on the Closing Date in the amount of each Bank's Term Loan B Commitment Amount. A Term Loan B or any portion of the balance thereof (in minimum amounts of $250,000, if Base Rate Advances, $1,000,000, if Eurodollar Rate Advances, or, in either case, if more, in integral multiples of $50,000 in excess thereof) may be made, maintained, continued and converted to Base Rate Advances or Eurodollar Rate Advances as the Borrowers may elect in their notice of borrowing, continuation or conversion.

           Section 2.2  Procedure for Loans.
                        -------------------

          2.2(a)  Procedure for Revolving Loans.  Any request by the Borrowers
                  -----------------------------
     for Revolving Loans hereunder shall be made on behalf of the Borrowers by Omega and shall be in writing or by telephone and must be given so as to be received by the Agent not later than 12:00 noon (Minneapolis time) two Eurodollar Business Days prior to the requested Revolving Loan Date if the Revolving Loans (or any portion thereof) are requested as Eurodollar Rate Advances and not later than 12:00 noon (Minneapolis time) on the requested Revolving Loan Date if the Revolving Loans are requested as Base Rate Advances. Any written request for Revolving Loans shall be in the form of
     Exhibit 2.2 and shall be signed by a Responsible Officer or a person designated as authorized to make such requests in a writing signed by a Responsible Officer. Any oral request for Revolving Loans shall be made by a Responsible Officer or a person designated as authorized to make such requests in a writing signed by a Responsible Officer and shall be confirmed by a writing in the form of Exhibit 2.2 signed by a Responsible Officer or a person designated as authorized to make such requests in a writing signed by a Responsible Officer, which written confirmation shall be delivered to the Agent not later than five Business Days after the date the Revolving Loans in question are made. The Revolving Commitments of the Banks shall be suspended from the fifth Business Day after the date the Agent notifies Omega on behalf of the Borrowers that such written confirmation is past due until any such past due written confirmation has been delivered. Each request for Revolving Loans hereunder shall be irrevocable and shall be deemed a representation by the Borrowers that on the requested Revolving Loan Date and after giving effect to the requested Revolving Loans the applicable conditions specified in Article III

     (as to the initial Revolving Loans) or Section 3.2 (as to Revolving Loans made after the Closing Date) have been and will be satisfied. Each request for Revolving Loans hereunder shall specify (i) the requested Revolving Loan Date, (ii) the aggregate amount of Revolving Loans to be made on such date which shall be in a minimum amount of $250,000, if Base Rate Advances, $1,000,000, if Eurodollar Rate Advances, or, in either case, if more, in integral multiples of $50,000 in excess thereof, (iii) whether such Revolving Loans are to be funded as Base Rate Advances or Eurodollar Rate Advances (and, if such Revolving Loans are to be made with more than one applicable interest rate choice, specifying the amount to which each interest rate choice is applicable) and (iv) in the case of Eurodollar Rate Advances, the duration of the initial Interest Period applicable thereto. The Agent may rely on any telephone request for Revolving Loans hereunder which it believes in good faith to be genuine; and the Borrowers hereby waive the right to dispute the Agent's record of the terms of such telephone request (unless the Agent receives written notice from Omega on behalf of the Borrowers, containing terms that vary from the terms of such telephone request, before the Revolving Loans requested by such telephone request are disbursed to the Borrowers). The Agent shall promptly notify each other Bank of the receipt of such request, the matters specified therein, and of such Bank's ratable share of the requested Revolving Loans. On the date of the requested Revolving Loans, each Bank shall provide its share of the requested Revolving Loans to the Agent in Immediately Available Funds not later than 3:00 p.m., Minneapolis time. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make available to Omega, on behalf of the Borrowers, at the Agent's principal office in Minneapolis, Minnesota in Immediately Available Funds not later than 4:00 p.m. (Minneapolis time) on the requested Revolving Loan Date the amount of the requested Revolving Loans. Each Borrower shall be deemed to have requested, and the Banks shall fund, Revolving Loans to pay Revolving Commitment Unpaid Drawings on the terms described in Section 2.14, but, notwithstanding anything to the contrary contained in this Section 2.2(a), the Borrowers shall not be deemed to have made any representation regarding compliance with, nor be required to comply with, the conditions precedent contained in Article III with respect to any such Revolving Loans pursuant to Section 2.14. If the Agent has made a Revolving Loan to the Borrowers on behalf of a Bank but has not received the amount of such Revolving Loan from such Bank by the time herein required, such Bank shall pay interest to the Agent on the amount so advanced at the overnight Federal Funds rate from the date of such Revolving Loan to the date funds are received by the Agent from such Bank, such interest to be payable with such remittance from such Bank of the principal amount of such Revolving Loan (provided, however, that the Agent shall not make any Revolving Loan on behalf of a Bank if the Agent has received prior notice from such Bank that it will not make such Revolving Loan). If the Agent does not receive payment from such Bank by the next Business Day after the date of any Revolving Loan, the Agent shall be entitled to recover such Revolving

     Loan, with interest thereon at the rate (or rates) then applicable to such Revolving Loan, from the Borrowers, which shall pay such amounts to the Agent within three Business Days after the Agent makes demand therefor, without prejudice to the Agent's and the Borrower's rights against such Bank. If such Bank pays the Agent the amount herein required with interest at the overnight Federal Funds rate before the Agent has recovered from the Borrowers, such Bank shall be entitled to the interest payable by the Borrowers with respect to the Revolving Loan in question accruing from the date the Agent made such Revolving Loan.

           2.2(b)  Procedure for Term Loan B.  Not later than 12:00 noon
                   -------------------------
     (Minneapolis time) two Eurodollar Business Days prior to the requested Closing Date if the Term Loan B is requested as Eurodollar Rate Advances and not later than 12:00 noon (Minneapolis time) one Business Day prior to the requested Closing Date if the Term Loan B is requested as Base Rate Advances, Omega on behalf of the Borrowers shall request the Term Loan B by telephone, confirmed by a writing in the form of Exhibit 2.2 signed by a Responsible Officer or a person designated as authorized to make such requests in a writing signed by a Responsible Officer, which written confirmation shall be delivered to the Agent not later than the Closing Date. Such notice of borrowing shall be irrevocable and shall be deemed a representation by the Borrowers that on the Closing Date and after giving effect to the Term Loan B the applicable conditions specified in Article III have been and will be satisfied. Such notice of borrowing shall specify (i) the requested Closing Date, (ii) whether the Term Loan B is to be funded as Eurodollar Rate Advance or Base Rate Advance, and (iii) in the case of Eurodollar Rate Advance, the duration of the initial Interest Period applicable thereto. The Agent shall promptly notify each Bank of the receipt of such notice and the matters specified therein. On the requested Closing Date, each Bank shall provide to the Agent the amount of such Bank's Term Loan Percentage of the Term Loan B in Immediately Available Funds not later than 11:00 a.m., Minneapolis time. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the proceeds of the Term Loan B available to Omega on behalf of the Borrowers at the Agent's main office on the Closing Date. If the Agent has disbursed a portion of a Term Loan B to the Borrowers on behalf of a Bank but has not received the amount of such disbursement from such Bank by the time herein required, such Bank shall pay interest to the Agent on the amount so advanced at the overnight Federal Funds rate from the date of such disbursement to the date funds are received by the Agent from such Bank, such interest to be payable with such remittance from such Bank of the principal amount of such disbursement (provided, however, that the Agent shall not disburse any portion of a Term Loan B on behalf of a Bank if the Agent has received prior notice from such Bank that it will not fund such portion). If the Agent does not receive payment from such Bank by the next Business Day after the date of any disbursement of any portion of a Term Loan B, the Agent shall be entitled to recover such disbursement, with interest thereon at the rate (or rates) then applicable to the such Term Loan B, from the Borrowers, which shall pay such amounts to the Agent within three Business Days after the Agent makes demand therefor, without prejudice to the Agent's and the Borrowers' rights against such Bank. If such Bank pays the Agent the amount herein required with interest at the overnight Federal Funds rate before the Agent has recovered from the Borrowers, such Bank shall be entitled to the interest payable by the Borrowers with respect to the disbursement in question accruing from the date the Agent made such disbursement.

          Section 2.3  Notes.  The Revolving Loans of each Bank shall be
                       -----
evidenced by a single Amended and Restated Revolving Note payable to the order of such Bank in a principal amount equal to such Bank's Revolving Commitment Amount originally in effect. The Term Loans of each Bank shall be evidenced by an Amended and Restated Term Note A or a Term Note B, as applicable, each payable to the order of such Bank in the principal amount equal to such Bank's Term Loans outstanding after the disbursement of the Term Loan B on the Closing Date. Upon receipt of each Bank's Notes from the Borrowers, the Agent shall mail such Notes to such Bank. Each Bank shall enter in its ledgers and records the amount of its Term Loans and each Revolving Loan, the various Advances made, converted or continued and the payments made thereon, and each Bank is authorized by the Borrowers to enter on a schedule attached to its Term Note or Revolving Note, as appropriate, a record of such Term Loans, Revolving Loans, Advances and payments; provided, however that the failure by any Bank to make any such entry or any error in making such entry shall not limit or otherwise affect the obligations of the Borrowers hereunder and on the Notes, and, in all events, the principal amounts owing by the Borrowers in respect of the Revolving Notes shall be the aggregate amount of all Revolving Loans made by the Banks less all payments of principal thereof made by the Borrowers and the principal amount owing by the Borrowers in respect of the Term Notes shall be the aggregate amount of all Term Loans made by the Banks less all payments of principal thereof made by the Borrowers.

          Section 2.4  Conversions and Continuations.  On the terms and subject
                       -----------------------------
to the limitations hereof, the Borrowers shall have the option at any time and from time to time to convert all or any portion of the Advances into Base Rate Advances or Eurodollar Rate Advances, or to continue a Eurodollar Rate Advance as such; provided, however that a Eurodollar Rate Advance may be converted or continued only on the last day of the Interest Period applicable thereto and no Advance may be converted to or continued as a Eurodollar Rate Advance if a Default or Event of Default has occurred and is continuing on the proposed date of continuation or conversion. Advances may be converted to, or continued as, Eurodollar Rate Advances only in aggregate amount of the Advances of all Banks so converted or continued of $250,000, if Base Rate Advances, $1,000,000, if Eurodollar Rate Advances, or, in either case, if more, in integral multiples of $50,000 in excess thereof Omega, on behalf of the Borrowers, shall give the Agent written notice of any continuation or conversion of any Advances and such notice must be given so as to be received by the Agent not later than 12:00 noon (Minneapolis time) two Eurodollar Business Days prior to requested date of conversion or continuation in the case of the continuation of, or conversion to, Eurodollar Rate Advances and on the date of the requested continuation of or conversion to Base Rate Advances. Each such notice shall specify (a) the amount to be continued or converted, (b) the date for the continuation or conversion (which must be (i) the last day of the preceding Interest Period for any continuation or conversion of Eurodollar Rate Advances, and (ii) a Eurodollar Business Day in the case of continuations as or conversions to Eurodollar Rate Advances and a Business Day in the case of conversions to Base Rate Advances), and (c) in the case of conversions to or continuations as Eurodollar Rate Advances, the Interest Period applicable thereto. Any notice given by Omega under this Section shall be irrevocable. If Omega shall fail to notify the Agent of the continuation of any Eurodollar Rate Advances within the time required by this Section, such Advances shall, on the last day of the Interest Period applicable thereto, automatically be converted into Base Rate Advances of the same principal amount. Except to the extent provided in Sections 2.21 and 2.23, all conversions and continuation of Advances must be made uniformly and ratably among the Banks. (E.g., when continuing a two-month Eurodollar Rate Advance of one Bank to a three-month Eurodollar Rate Advance, the Borrower must simultaneously continue all two-month Eurodollar Rate Advances of all Banks having Interest Periods ending on the date of continuation as three-month Eurodollar Rate Advances.)

          Section 2.5  Interest Rates, Interest Payments and Default Interest.
                       ------------------------------------------------------
Interest shall accrue and be payable on the Loans as follows:

          (i) Subject to paragraph (iii) below, each Eurodollar Rate Advance shall bear interest on the unpaid principal amount thereof during the Interest Period applicable thereto at a rate per annum equal to the sum of
     (A) the Adjusted Eurodollar Rate for such Interest Period, plus (B) the Applicable Margin.

          (ii) Subject to paragraph (iii) below, each Base Rate Advance shall bear interest on the unpaid principal amount thereof at a varying rate per annum equal to the sum of (A) the Base Rate, plus (B) the Applicable Margin.

          (iii) Upon the occurrence and during the continuation of any Event of Default, each Advance shall, at the option of the Majority Lenders, bear interest at the "Default Rate," which shall be (A) during the balance of any Interest Period applicable to such Advance, at a rate per annum equal to the sum of the rate applicable to such Advance during such Interest Period plus 2.0%, and (B) otherwise, at a rate per annum equal to the sum of (1) the Base Rate, plus (2) the Applicable Margin for Base Rate Advances, plus (3) 2.0%.

          (iv) Interest shall be payable (A) with respect to each Eurodollar Rate Advance having an Interest Period of three months or less, on the last day of the Interest Period applicable thereto; (B) with respect to any Eurodollar Rate Advance having an Interest Period greater than three months, on the last day of the Interest Period applicable thereto and on each day that would have been the last day of the Interest Period for such Advance had successive Interest Periods of three months duration been applicable to such Advance; (C) with respect to any Base Rate Advance, on the last day of each month; (D) with respect to all Advances, upon any permitted prepayment (on the amount prepaid); and (E) with respect to all Advances, on the Termination Date; provided that interest under Section 2.5
     (iii) shall be payable upon written demand by the Agent.

           Section 2.6  Repayment and Mandatory Prepayments.
                        -----------------------------------

          2.6(a)  The Revolving Loans.  The unpaid principal balance of all
                  -------------------
     Revolving Notes, together with all accrued and unpaid interest thereon, shall be due and payable on the Termination Date. If at any time Total Revolving Outstandings exceed the Aggregate Revolving Commitment Amounts, the Borrowers shall immediately repay to the Agent for the account of the Banks the amount of such excess. Any such payments shall be applied first against Base Rate Advances and then to Eurodollar Rate Advances in order starting with the Eurodollar Rate Advances having the shortest time to the end of the applicable Interest Period. If, after payment of all outstanding Advances, the Total Revolving Outstandings still exceed the Aggregate Revolving Commitment Amounts, the remaining amount paid by the Borrowers shall be placed in the Holding Account.

          2.6(b)  The Term Loans A.  The remaining principal balance of the
                  ----------------
     Term Loans A shall be payable as follows:

               (i) on each of April 3, 1999 and July 2, 1999, $1,000,000;

               (ii) on each of October 1, 1999, December 31, 1999, March 31,
                    2000 and June 30, 2000, $1,375,000;

               (iii) on each of September 29, 2000, December 29, 2000, March 30,
                     2001 and June 29, 2001, $1,500,000;

               (iv) on each of September 28, 2001, December 28, 2001, March 29,
                    2002 and June 28, 2002, $1,875,000;

               (v) on each of September 25, 2002, December 27, 2002, March 28,
                   2003 and June 27, 2003, $2,250,000; and

               (vi) on each of September 26, 2003 and December 26, 2003,
                    $2,750,000, and, on December 26, 2003, any other amount then remaining unpaid with respect to the Term A Loans;

     provided, however that if the aggregate principal amount outstanding under
     -----------------
     Term Loan A as of the date any principal payment is due is less than the amount specified for such date in the table above, then the principal amount payable on such date shall be such amount outstanding.

          2.6(c)  The Term Loan B.  The principal of the Term Loan B shall be
                  ---------------
     payable in four equal quarterly installments, on March 31, June 30, September 30 and December 31, 2004, in an aggregate amount of $6,250,000, and, on

     December 31, 2004, any other amount then remaining unpaid with respect to Term Loan B; provided, however that if the aggregate principal amount
                  -----------------
     outstanding under the Term Loan B as of the date any principal payment is due is less than the amount specified for such date in the table above, then the principal amount payable on such date shall be such amount outstanding.

          2.6(d)  Excess Cash Flow.  On or before the 90th day after the
                  ----------------
     1998 Fiscal Year End, the Borrowers shall prepay the Term Loan A by an amount equal to 75% of the Excess Cash Flow for the four consecutive fiscal quarters ending on the 1998 Fiscal Year End. On or before the 90th day after each subsequent Fiscal Year End, the Borrowers shall prepay to the Agent for the benefit of the Banks, and Omega shall cause New Kitchen Craft to prepay to CIBC, as applicable, the Allocable Share of 75% of the Excess Cash Flow for the four consecutive fiscal quarters ending on such Fiscal Year End, for application to each of the Term Loans hereunder and the CIBC Term Loan.

          2.6(e)  Proceeds of Equity or Debt.  Commencing the first day
                  --------------------------
     after the Closing Date, within one Business Day following the receipt thereof, the Borrowers shall prepay to the Agent for the benefit of the Banks, and Omega shall cause New Kitchen Craft to prepay to CIBC, as applicable, the Allocable Share of an amount equal to 100% of the sum of
     (i) all proceeds of any issuance of debt or equity securities (except debt or equity securities issued to fund an acquisition that is permitted under this Agreement, or issued to management employees and directors of Holdings and its Subsidiaries, up to a maximum amount of $2,500,000 in the aggregate, or issued pursuant to Section 5.15 hereof), and (ii) all proceeds of the incurrence of any other Indebtedness (excluding Indebtedness secured by a Lien permissible under Section 6.14(i)), by Holdings, any Borrower or any Subsidiary of any of them, in any case net of the actual cash expenses paid by Holdings, any Borrower or any Subsidiary of any of them in connection with such issuance or incurrence, for application to each of the Term Loans hereunder and the CIBC Term Loan; provided, however that this Section 2.6(e) shall not be deemed to authorize
     -----------------
     any Indebtedness that would otherwise be prohibited by Section 6.13.

          2.6(f)  Proceeds of Asset Sales.  Within one Business Day following
                  -----------------------
     the receipt thereof, the Borrowers shall prepay to the Agent for the benefit of the Banks, and Omega shall cause New Kitchen Craft to prepay to CIBC, as applicable, the Allocable Share of an amount equal to 100% of all proceeds of any sale of assets (including but not limited to Stock in Subsidiaries, but excluding any sale of assets permitted by clauses (a),
     (b) or (c) of Section 6.2), by Holdings, any Borrower or any Subsidiary of any of them, net of the actual cash expenses and taxes paid or incurred by Holdings, any Borrower or any Subsidiary of any of them in connection with such sale, for application to each of the Term Loans hereunder and the CIBC Term Loan; provided, however that this Section 2.6(f)
                -----------------
     shall not be deemed to authorize any sale or other transfer that would otherwise be prohibited by Section 6.2.

          2.6(g)  Application of Prepayments.  Any mandatory prepayments made
                  --------------------------
     to the Banks pursuant to this Section 2.6 shall be applied to the Term Loans until the Term Loans are paid in full and then to the Revolving Loans. Any mandatory prepayments of the Term Loans shall be applied to the installments due thereunder pro rata to the amount of each such installment. Any prepayments under Sections 2.6(c), (d) or (e) that are applied to Revolving Loans shall reduce the Revolving Commitments by the same amount. Amounts prepaid on the Term Loans under this Section 2.6, or prepaid under the Revolving Loans and resulting in a reduction of the Revolving Commitments under this Section 2.6, may not be reborrowed.

          2.6(h)  Allocation of Payments.  Amounts paid or prepaid on the
                  ----------------------
     Revolving Loans under this Section 2.6 shall be made to the Agent for the account of each Bank in proportion to its share of outstanding Revolving Loans or Term Loans, as applicable.

          Section 2.7  Optional Prepayments.
                        --------------------

          2.7(a)  Terms of Optional Prepayments.  No optional prepayment of
                  -----------------------------
     the Term Loans can be made unless Omega, on behalf of the Borrowers, gives the Agent three Business Days prior written notice of such prepayment. No optional prepayment of the Revolving Loans can be made unless Omega gives the Agent written notice of such prepayment no later than 12:00 noon (Minneapolis time) on the date of the prepayment. Subject to the foregoing notice requirement, the Borrowers may prepay Base Rate Advances, in whole or in part, at any time, without premium or penalty. Except upon an acceleration following an Event of Default or upon termination of the Revolving Commitments in whole, the Borrowers may pay Eurodollar Rate Advances only: (i) on the last day of the Interest Period applicable thereto, or (ii) if such prepayment is accompanied by all amounts payable under Section 2.25 as a result of such prepayment. Any optional prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Each partial prepayment of the Revolving Loans shall be in an aggregate amount for all the Banks of $100,000 or an integral multiple of $50,000 in excess thereof. Each partial prepayment of the Term Loans shall be in an aggregate amount for all the Banks of $1,000,000 or an integral multiple of $50,000 in excess thereof. Amounts paid (unless following an acceleration or upon termination of the Revolving Commitments in whole) or prepaid on Advances on the Revolving Loans under this Section 2.7 may be reborrowed upon the terms and subject to the conditions and limitations of this Agreement. Amounts prepaid on the Term Loans may not be reborrowed. Amounts paid or prepaid on the Revolving Loans under this Section 2.7 shall be for the account of each Bank in proportion to its share of outstanding Revolving Loans. Amounts paid or prepaid on the Term Loans under this Section 2.7 shall be for the account of each Bank in proportion to its share of outstanding Term Loans. Optional prepayments of the Term Loans shall be applied to the installments due thereunder in the inverse order of their maturity.

          2.7(b)  Allocation of Prepayments.  All prepayments on the Term
                  -------------------------
     Loans hereunder and on the CIBC Term Loan shall be made based on the Allocable Share of the Term Loans hereunder and the outstanding CIBC Term Loan.

               Part B -- Terms of the Letter of Credit Facility
               -------------------------------------------------

          Section 2.8  Letters of Credit.  The Borrowers hereby request the
                       -----------------
Agent, and the Agent agrees, upon the terms and subject to the conditions of this Agreement, to issue Letters of Credit for the account of the Borrowers from time to time between the Closing Date and the Termination Date in such amounts as Omega, on behalf of the Borrowers, shall request up to an aggregate amount at any time outstanding not exceeding $2,000,000; provided that no Letter of Credit will be issued in any amount which, after giving effect to such issuance, would cause Total Revolving Outstandings to exceed the Aggregate Revolving Commitment Amounts.

          Section 2.9  Procedures for Letters of Credit.  Each request for a
                       --------------------------------
Letter of Credit shall be made by Omega on behalf of the Borrowers in writing, by facsimile transmission or electronic conveyance received by the Agent by 2:00 p.m., Minneapolis time, on a Business Day which is not less than two Business Days prior to the requested date of issuance (which shall also be a Business
Day). Each request for a Letter of Credit shall be deemed a representation by the Borrowers that on the date of issuance of such Letter of Credit and after giving effect thereto the applicable conditions specified in Article III (with respect to any Letter of Credit issued on the Closing Date) or Section 3.2 (with respect to any Letter of Credit issued after the Closing Date) have been and will be satisfied. The Agent may require that such request be made on such letter of credit application and reimbursement agreement form as the Agent may from time to time specify, along with satisfactory evidence of the authority and incumbency of the officials of Omega making such request. The Agent shall promptly notify the other Banks of the receipt of the request and the matters specified therein. On the date of each issuance of a Letter of Credit the Agent shall send notice to the other Banks of such issuance.

          Section 2.10  Terms of Letters of Credit.  Letters of Credit shall be
                        --------------------------
issued in support of obligations of any Borrower incurred in the ordinary course of their respective businesses. All Letters of Credit must expire not later than the Business Day preceding the Revolving Commitment Ending Date. No Letter of Credit may have a term longer than 12 months.

          Section 2.11  Agreement to Repay Letter of Credit Drawings.  If the
                        --------------------------------------------
Agent has received documents purporting to draw under a Letter of Credit that the Agent believes conform to the requirements of the Letter of Credit, or if the Agent has decided that it will comply with

Omega's written or oral request or authorization on behalf of the Borrowers to pay a drawing on any Letter of Credit that the Agent does not believe conforms to the requirements of the Letter of Credit, it will notify Omega of that fact. The Borrowers shall reimburse the Agent by 10:00 a.m. (Minneapolis time) on the day on which such drawing is to be paid in Immediately Available Funds in an amount equal to the amount of such drawing. Any amount by which the Borrowers have failed to reimburse the Agent for the full amount of such drawing by 11:00 a.m. on the date on which the Agent in its notice indicated that it would pay such drawing, until reimbursed from the proceeds of Loans pursuant to Section
2.14 or out of funds available in the Holding Account, is an "Unpaid Drawing."

          Section 2.12  Obligations Absolute.  The obligations of the Borrowers
                        --------------------
under Section 2.11 to repay the Agent for any amount drawn on any Letter of Credit and to repay the Banks for any Revolving Loans or Term Loans made under
Section 2.14 to cover Unpaid Drawings shall be absolute, unconditional and irrevocable, shall continue for so long as any Letter of Credit is outstanding notwithstanding any termination of this Agreement, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

          (a)  Any lack of validity or enforceability of any Letter of Credit;

          (b) The existence of any claim, setoff, defense or other right which any Borrower may have or claim at any time against any beneficiary, transferee or holder of any Letter of Credit (or any Person for whom any such beneficiary, transferee or holder may be acting), the Agent or any Bank or any other Person, whether in connection with a Letter of Credit, this Agreement, the transactions contemplated hereby, or any unrelated transaction; or

          (c) Any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever.

Neither the Agent nor any Bank nor officers, directors or employees of any thereof shall be liable or responsible for, and the obligations of the Borrowers to the Agent and the Banks shall not be impaired by:

               (i) The use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary, transferee or holder thereof in connection therewith;

               (ii) The validity, sufficiency or genuineness of documents, or of any endorsements thereon, even if such documents or endorsements should, in fact, prove to be in any or all respects invalid, insufficient, fraudulent or forged;

               (iii) The acceptance by the Agent of documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; or

               (iv) Any other action of the Agent in making or failing to make payment under any Letter of Credit if in good faith and in conformity with U.S. or foreign laws, regulations or customs applicable thereto.

Notwithstanding the foregoing, each Borrower shall have a claim against the Agent, and the Agent shall be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by such Borrower which such Borrower proves were caused by the Agent's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms thereof.

          Section 2.13  Increased Cost for Letters of Credit.  If any Regulatory
                        ------------------------------------
Change shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by the Agent or any Bank's obligation to make Advances to cover Unpaid Drawings, or (b) shall impose on any Bank any other conditions affecting this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to the Agent or any Bank of issuing or maintaining any Letter of Credit or such Bank's obligation to make Advances to cover Unpaid Drawings, or reduce the amount of any sum received or receivable by the Agent or any Bank hereunder, then, upon demand (which demand shall be given by the Agent or Bank affected by such increased cost or reduction promptly after it determines such increased cost or reduction) to Omega, on behalf of the Borrowers, by the Agent or such Bank, the Borrowers shall pay to the Agent or such Bank the additional amount or amounts as will compensate the Agent or such Bank for such increased cost or reduction. A certificate of the Agent or a Bank claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be conclusive in the absence of manifest error. In determining such amount, the Agent or Bank shall use reasonable averaging and attribution methods. Failure on the part of the Agent or a Bank to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any period shall not constitute a waiver of the Agent's or that Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable in any subsequent period (subject to the limitation contained in the third preceding sentence). No Bank shall be entitled to compensation otherwise payable under this Section 2.13 for any period more than six months prior to the date on which the Bank first notifies Omega of the change resulting in the increased cost.

          Section 2.14  Loans to Cover Unpaid Drawings.  Whenever any Unpaid
                        ------------------------------
Drawing exists for which there are not then funds in the Holding Account to cover the same, the Agent shall give the other Banks notice to that effect, specifying the amount thereof, in which event each Bank is authorized (and the Borrowers do hereby so authorize each Bank) to, and shall, make a Revolving Loan (as a Base Rate Advance) to the Borrowers in an amount equal to such

Bank's Revolving Percentage of the amount of the Revolving Commitment Unpaid Drawing. The Agent shall notify each Bank by 11:00 a.m. (Minneapolis time) on the date an Unpaid Drawing occurs of the amount of the Revolving Loan to be made by such Bank. Notices received after such time shall be deemed to have been received on the next Business Day. Each Bank shall then make such Revolving Loan (regardless of noncompliance with the applicable conditions precedent specified in Article III hereof and regardless of whether an Event of Default then exists) and each Bank shall provide the Agent with the proceeds of such Revolving Loan in Immediately Available Funds, at the office of the Agent, not later than 2:00 p.m. (Minneapolis time) on the day on which such Bank received such notice (or, in the case of notices received after 11:00 a.m., Minneapolis time, is deemed to have received such notice). The Agent shall apply the proceeds of such Revolving Loans directly to reimburse itself for such Unpaid Drawing. If any portion of any such amount paid to the Agent should be recovered by or on behalf of any Borrower from the Agent in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared between and among the Banks in the manner contemplated by Section 8.11 hereof. If at the time the Banks make funds available to the Agent pursuant to the provisions of this Section, a Default or Event of Default shall exist, the Borrowers shall pay to the Agent for the account of the Banks interest on the funds so advanced at the Default Rate. If for any reason any Bank is unable to make a Revolving Loan to the Borrowers to reimburse the Agent for an Unpaid Drawing, then such Bank shall immediately purchase from the Agent a risk participation in such Unpaid Drawing, at par, in an amount equal to such Bank's Revolving Percentage of the Unpaid Drawing if it is a Revolving Commitment Unpaid Drawing. In consideration of and in furtherance of the foregoing, each Bank hereby unconditionally and absolutely agrees to pay to the Agent, for the Agent's own account, such Bank's Revolving Percentage of each Unpaid Drawing (before deducting the amount of any Revolving Loans made by other Banks to reimburse the Agent for such Unpaid Drawing). The Agent shall promptly notify each Bank that is unable to make a Revolving Loan to reimburse the Agent for an Unpaid Drawing of that Bank's Revolving Percentage of such Unpaid Drawing. Each Bank shall pay to the Agent, not later than 2:00 P.M. (Minneapolis time) on the date it receives such notice, such Bank's Revolving Percentage of such Unpaid Drawing.

          Section 2.15  Letter of Credit Fees.  For each Letter of Credit
                        ---------------------
issued, the Borrowers shall pay to the Agent for the account of the Banks, in advance payable on the date of issuance, a fee (a "Letter of Credit Fee") in an amount: (x) determined by applying a per annum rate equal to the Applicable Margin for Eurodollar Rate Advances consisting of the Revolving Loans as of the date of issuance to the original face amount of any Standby Letter of Credit for the period from the date of issuance to the scheduled expiration date of such Standby Letter of Credit, and (y) determined by applying a per annum rate equal to the Applicable Margin for Eurodollar Rate Advance consisting of the Revolving Loans as of the date of issuance to the original face amount of any Documentary Letter of Credit for the period from the date of issuance to the scheduled expiration date of such Documentary Letter of Credit. In addition to the Letter of Credit Fee, the Borrowers shall pay to the Agent, for its own account, on demand, all issuance, amendment, drawing and other fees regularly charged by the Agent to its letter of credit customers, and all out-of-pocket expenses incurred by the Agent in connection with the issuance, amendment, administration or payment of any Letter of Credit.

                               Part C  --  General
                              --------------------

          Section 2.16  Optional Reduction of Revolving Commitment Amounts or
                        -----------------------------------------------------
Termination of Revolving Commitments.  The Borrowers may, at any time, upon not
------------------------------------
less than five Business Days prior written notice from Omega, on behalf of the Borrowers, to the Agent, reduce the Revolving Commitment Amounts, ratably, with any such reduction in a minimum aggregate amount for all the Banks of $1,000,000, or, if more, in an integral multiple of $250,000 in excess thereof; provided, however, that the Borrowers may not at any time reduce the Aggregate
--------  -------
Revolving Commitment Amounts below the Total Revolving Outstandings. The Borrowers may, at any time when no Letters of Credit are outstanding, upon not less than five Business Days prior written notice from Omega, on behalf of the Borrowers, to the Agent, terminate the Revolving Commitments in their entirety. Upon termination of the Revolving Commitments pursuant to this Section, the Borrowers shall pay to the Agent for the account of the Banks the full amount of all outstanding Advances, all accrued and unpaid interest thereon, all unpaid Revolving Commitment Fees accrued to the date of such termination, any indemnities payable with respect to Advances pursuant to Section 2.25 and all other unpaid obligations of the Borrowers to the Agent and the Banks hereunder. Any optional reduction of Revolving Commitment Amounts or termination of Revolving Commitments hereunder or pursuant to the CIBC Loan Documents shall be made ratably between the outstanding Revolving Commitments hereunder and the outstanding CIBC commitments.

          Section 2.17  Revolving Commitment and Agent's Fees.
                        -------------------------------------

          (a) The Borrowers shall pay to the Agent for the account of each Bank fees (the "Revolving Commitment Fees") in an amount determined by applying a rate of one half of one percent (0.5%) per annum to the average daily Unused Revolving Commitment of such Bank for the period from the Closing Date to the Termination Date. Such Revolving Commitment Fees are payable quarterly in arrears, on the days principal payments are scheduled on the Term Loans, and on the Termination Date.

          (b) The Borrowers shall pay to the Agent, for the Agent's own account, a yearly agent's fee in the amount provided in a side letter dated April 27, 1997 from the Agent to Omega Merger Corp. The agent's fee shall be payable quarterly in advance, on days principal payments are scheduled on the Term A Loans. No Bank (other than the Agent) shall be entitled to any portion of such agent's fee.

          (c) On the Closing Date, the Borrowers shall pay to the Agent, for the Agent's own account, a closing fee in the amount provided in a side letter dated January 11, 1999 from the Agent. No Bank (other than the Agent) shall be entitled to any portion of such agent's fee, except as separately agreed between the Agent and such Bank.

          Section 2.18  Computation.  Revolving Commitment Fees and Letter of
                        -----------
Credit Fees and interest on Revolving Loans and Term Loans shall be computed on the basis of actual days elapsed (or, in the case of Letter of Credit Fees which are paid in advance, actual days to elapse) and a year of 360 days.

          Section 2.19  Payments.  Payments and prepayments of principal of, and
                        --------
interest on, the Notes and all fees, expenses and other obligations under this Agreement payable to the Agent or the Banks shall be made without setoff or counterclaim in Immediately Available Funds not later than 12:00 noon (Minneapolis time) on the dates called for under this Agreement and the Notes to the Agent at its main office in Minneapolis, Minnesota. Funds received after such time shall be deemed to have been received on the next Business Day. The Agent will promptly distribute in like funds to each Bank its ratable share of each such payment of principal, interest, Revolving Commitment Fees and Letter of Credit Fees received, by the Agent for the account of the Banks. Whenever any payment to be made hereunder or on the Notes shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time, in the case of a payment of principal, shall be included in the computation of any interest on such principal payment.

          Section 2.20  Use of Loan Proceeds.  The proceeds of the Term Loan B
                        --------------------
shall be used in connection with the Acquisition (Kitchen Craft), including the making by Omega of the loan to KC Canada evidenced by the Kitchen Craft Note, and to pay certain existing Indebtedness of Omega and its Subsidiaries, including Kitchen Craft, as described on Exhibit 6.13. The payments described in the preceding sentence shall be made on the Closing Date. The proceeds of any subsequent Revolving Loans shall be used for the Borrowers' general business purposes in a manner not in conflict with any of the Borrowers' covenants in this Agreement.

          Section 2.21  Adjusted Eurodollar Rate Not Ascertainable, Etc.  If, on
                        -----------------------------------------------
or prior to the date for determining the Adjusted Eurodollar Rate in respect of the Interest Period for any Eurodollar Rate Advance, any Bank determines (which determination shall be conclusive and binding, absent error) that:

          (a) deposits in dollars (in the applicable amount) are not being made available to such Bank in the relevant market for such Interest Period, or

          (b) the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to such Bank of funding or maintaining Eurodollar Rate Advances for such Interest Period,

such Bank shall forthwith give written notice to Omega, on behalf of the Borrowers, and the other Banks specifying the facts giving rise to such determination, whereupon the obligation of such Bank to make or continue, or to convert any Advances to, Eurodollar Rate Advances shall be suspended until such Bank notifies Omega, on behalf of the Borrowers, and the Agent that the circumstances giving rise to such suspension no longer exist. While any such suspension continues, all further Advances by such Bank shall be made as Base Rate Advances. No such suspension shall affect the interest rate then in effect during the applicable Interest Period for any Eurodollar Rate Advance outstanding at the time such suspension is imposed.

           Section 2.22  Increased Cost.  If any Regulatory Change:
                         --------------

          (a) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Eurodollar Rate Advances, its Notes or its obligation to make Eurodollar Rate Advances or shall change the basis of taxation of payment to any Bank (or its Applicable Lending Office) of the principal of or interest on its Eurodollar Rate Advances or any other amounts due under this Agreement in respect of its Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal office or Applicable Lending Office is located); or

          (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board, but excluding with respect to any Eurodollar Rate Advance any such requirement to the extent included in calculating the applicable Adjusted Eurodollar Rate) against assets of, deposits with or for the account of, or credit extended by, any Bank's Applicable Lending Office or shall impose on any Bank (or its Applicable Lending Office) or the interbank Eurodollar market any other condition affecting its Eurodollar Rate Advances, its Notes or its obligation to make Eurodollar Rate Advances;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Eurodollar Rate Advance, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Notes, then, within 30 days after written demand by such Bank (with a copy to the Agent), the Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction. Each Bank will promptly notify Omega, on behalf of the Borrowers, and the Agent in writing of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be conclusive in the absence of error. In determining such amount, any Bank may use any reasonable averaging and attribution methods. Failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any Interest Period shall not constitute a waiver of such Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable in any subsequent Interest Period. No Bank shall be entitled to compensation otherwise payable under this Section
2.22 for any period more than six months prior to the date on which such Bank first notifies Omega, on behalf of the Borrowers, of the change resulting in the increased cost.

          Section 2.23  Illegality.  If any Regulatory Change shall make it
                        ----------
unlawful or impossible for any Bank to make, maintain or fund any Eurodollar Rate Advances, such Bank shall notify Omega, on behalf of the Borrowers, and the Agent in writing, whereupon the obligation of such Bank to make or continue, or to convert any Advances to, Eurodollar Rate Advances shall be suspended until such Bank notifies Omega, on behalf of the Borrowers, and the Agent that the circumstances giving rise to such suspension no longer exist. Before giving any such notice, such Bank shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank determines that it may not lawfully continue to maintain any Eurodollar Rate Advances to the end of the applicable Interest Periods, all of the affected Advances shall be automatically converted to Base Rate Advances as of the date of such Bank's notice, and upon such conversion the Borrowers shall indemnify such Bank in accordance with Section 2.25.

          Section 2.24  Capital Adequacy.  In the event that any Regulatory
                        ----------------
Change reduces or shall have the effect of reducing the rate of return on any Bank's capital or the capital of its parent corporation (by an amount such Bank deems material) as a consequence of its Commitments and/or its Loans and/or any Letters of Credit or any Bank's obligations to make Advances to cover Letters of Credit to a level below that which such Bank or its parent corporation could have achieved but for such Regulatory Change (taking into account such Bank's policies and the policies of its parent corporation with respect to capital adequacy), then the Borrowers shall, within 30 days after written notice and demand to Omega, on behalf of the Borrowers, from such Bank (with a copy to the Agent), pay to such Bank additional amounts sufficient to compensate such Bank or its parent corporation for such reduction. Any determination by such Bank under this Section and any certificate as to the amount of such reduction that states in reasonable detail the basis for the amount requested and the method of computation of such amount that is given to Omega, on behalf of the Borrowers, by such Bank shall be final, conclusive and binding for all purposes, absent error. No Bank shall be entitled to compensation otherwise payable under this
Section 2.24 for any period more than six months prior to the date on which such Bank first notifies Omega, on behalf of the Borrowers, of the change resulting in the reduced rate of return.

          Section 2.25  Funding Losses; Eurodollar Rate Advances.  The Borrowers
                        --------------  ------------------------
shall compensate each Bank, upon its written request to Omega, on behalf of the Borrowers, for all losses, expenses and liabilities (including any interest paid by such Bank to lenders of funds borrowed by it to make or carry Eurodollar Rate Advances to the extent not recovered by such Bank in connection with the re-employment of such funds and including loss of anticipated profits) which such Bank may sustain: (i) if for any reason, other than a default by such Bank, a funding of a Eurodollar Rate Advance does not occur on the date specified therefor in Omega's request or notice as to such Advance under Section 2.2 or 2.4, or (ii) if, for whatever reason (including, but not limited to, acceleration of the maturity of Advances following an Event of Default), any repayment of a Eurodollar Rate Advance, or a conversion pursuant to Section 2.23, occurs on any day other than the last day of the Interest Period applicable thereto. A Bank's written request for compensation shall set forth the basis for the amount requested and the method of computation and shall be final, conclusive and binding, absent error.

          Section 2.26  Discretion of Banks as to Manner of Funding.  Each Bank
                        -------------------------------------------
shall be entitled to fund and maintain its funding of Eurodollar Rate Advances in any manner it may elect, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including, but not limited to, determinations under Section 2.25) shall be made as if such Bank had actually funded and maintained each Eurodollar Rate Advances during the Interest Period for such Advance through the purchase of deposits having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

           Section 2.27  Withholding Taxes.
                         -----------------

          (a)  Banks to Submit Forms.  Each Bank represents to the Borrowers and
               ---------------------
     the Agent that, as of the date it becomes a Bank and at all times thereafter, it is either (i) a corporation organized under the laws of the United States or any State thereof or (ii) entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made pursuant to this Agreement (x) under an applicable provision of a tax convention to which the United States is a party or (y) because it is acting through a branch, agency or office in the United States and any payment to be received by it hereunder is effectively connected with a trade or business in the United States. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrowers and the Agent, on or before the later of the Closing Date or the day on which such Bank becomes a Bank, duly completed and signed copies of either Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all payments to be received by such Bank hereunder) or Form 4224 (relating to all payments to be received by such Bank hereunder) of the United States Internal Revenue Service. Thereafter and from time to time, each such Bank shall submit to the Borrowers and the Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor Forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) reasonably requested by the Borrowers or the Agent and (ii) required and permitted under then-current United States law or regulations to avoid United States withholding taxes on payments in respect of all payments to be received by such Bank hereunder. Upon the request of the Borrowers or the Agent, each Bank that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrowers and the Agent a certificate in such form as is reasonably satisfactory to the Borrowers and the Agent to the effect that it is such a United States person.

          (b)  Inability of a Bank.  If any Bank that is not a United States
               -------------------
     person (as such term is defined in Section 7701(a)(30) of the Code) determines that, as a result of any Regulatory Change, the Borrowers are required by law or regulation to make any deduction, withholding or backup withholding of any taxes, levies, imposts, duties, fees, liabilities or similar charges of the United States of America, any possession or territory of the United States of America (including the Commonwealth of Puerto Rico) or any area subject to the jurisdiction of the United States of America ("U.S. Taxes") from any payments to a Bank
                               ------------
     pursuant to any Loan Document in respect of the Obligations payable to such Bank then or thereafter outstanding, the amount payable will be increased to the amount which, after deduction from such increased amount of all U.S. Taxes required to be withheld or deducted therefrom, will yield the amount required under any Loan Document to be paid with respect thereto; provided,
                                                                       --------
     that the Borrowers shall not be required to pay any additional amount pursuant to this Section 2.27(b) to any Bank (i) that is not, either on the date this Agreement is executed by such Bank or on the date such Bank becomes such under Section 9.6(c), either (x) entitled to submit Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all payments to be received by such Bank hereunder) or Form 4224 (relating to all payments to be received by such Bank hereunder) or
     (y) a United States person (as such term is defined in Section 7701(a)(30) of the Code), or (ii) that has failed to submit any form or certificate that it was required to file pursuant to subsection (a) and entitled to file under applicable law or (iii) arising from such Bank's failure to comply with any certification, identification or other similar requirement under United States income tax laws or regulations (including backup withholding) to establish entitlement to exemption from such U.S. Taxes; and provided, further, that if a Bank, as a result of any amount paid by
         --------  -------
     the Borrowers to such Bank pursuant to this Section 2.27, shall realize a tax credit or refund, which tax credit or refund would not have been realized but for the Borrowers' payment of such amount, such Bank shall pay to the Borrowers an amount equal to such tax credit or refund. Each Bank may determine the portion, if any, of any tax credit or refund attributable to the Borrowers' payments using such attribution and accounting methods as such Bank reasonably selects, and such Bank's determination of the portion of any tax credit or refund attributable to the Borrowers' payments shall be conclusive in the absence of manifest error. The obligation of the Borrowers under this Section 2.27(b) shall survive the payment in full of the Obligations and the termination of the Commitments of such Bank.

          (c)  Substitution of Bank.  In the event the Borrowers are required
               --------------------
     pursuant to this Section 2.27 to pay any additional amount to any Bank, such Bank shall, if no Event of Default has occurred and is continuing, upon the request of the Borrowers to such Bank and the Agent, assign, pursuant to and in accordance with the provisions of Section 9.6, all of its rights and obligations under this Agreement and under the Notes to another Bank or an Assignee selected by the Borrowers and reasonably satisfactory to the Agent, in consideration for (i) the payment by such assignee to the assigning Bank of the principal of, and interest accrued and unpaid to the date of such assignment on, the Note or Notes of such Bank, (ii) the payment by the Borrowers to the assigning Bank of any and all other amounts owing to such Bank under any provision of this Agreement accrued and unpaid to the date of such assignment and (iii) the Borrowers' release of the assigning Bank from any further obligation or liability under this Agreement. Notwithstanding anything to the contrary in this
     Section 2.27(c), in no event shall the replacement of any

     Bank result in a decrease in the aggregate Commitments without the written consent of the Majority Lenders.


                                   ARTICLE III
                                  ------------

                              CONDITIONS PRECEDENT

          Section 3.1  Conditions of Initial Transaction.  The making of the
                       ---------------------------------
Term Loan B and any Revolving Loans to be made upon the Closing Date shall be subject to the prior or simultaneous fulfillment of the following conditions:

           3.1(a)  Documents.  The Agent shall have received the following in
                   ---------
     sufficient counterparts (except for the Notes) for each Bank:

          (i) An Amended and Restated Revolving Note, an Amended and Restated Term Note A and a Term Note B drawn to the order of each Bank executed by a duly authorized officer of each Borrower and dated the Closing Date.

          (ii) An Amended and Restated Security Agreement from Omega and an Amended and Restated Pledge Agreement from Omega, each executed by a duly authorized officer of Omega and dated the Closing Date.

          (iii) Share certificates representing all of the issued and outstanding shares of Omega KC US and KC Holdings, and undated stock powers for such certificates, duly executed in blank.

          (iv) Share certificates representing sixty-five percent (65%) of the issued and outstanding shares of New Kitchen Craft and undated stock powers for such certificates, duly executed in blank.

          (v)  The Kitchen Craft Note.

          (vi) An Amended and Restated Security Agreement from Panther, executed by a duly authorized officer (or officers) of Panther, and dated the Closing Date.

          (vii) A Pledge Agreement from each of Omega KC US and KC Holdings, executed by a duly authorized officer (or officers) of KC Holdings or Omega KC US, as applicable, and dated the Closing Date.

          (viii) An Amended and Restated Holdings Guaranty and an Amended and Restated Holdings Pledge Agreement, each executed by a duly authorized officer (or officers) of Holdings and dated the Closing Date.

          (ix) Written opinions of Ropes & Gray, counsel to the Borrowers, and Nyemaster, Goode, Voigts, West, Hansell & O'Brien, special Iowa counsel to the Banks, addressed to the Banks and dated the Closing Date, covering the matters set forth in Exhibit 3.1 hereto.

          (x) Copies of the corporate resolutions of each of Holdings, each Borrower, Omega KC US, KC Holdings and BII, authorizing the execution, delivery and performance of the Loan Documents and the Kitchen Craft Acquisition Documents to which it is a party, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Person.

          (xi) An incumbency certificate showing the names and titles and bearing the signatures of the officers of Holdings, each Borrower, Omega KC US, KC Holdings and BII authorized to execute the Loan Documents to which it is a party and, in the case of the Borrowers, to request Loans, Letters of Credit and conversions and continuations of Advances hereunder, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Person.

          (xii) A copy of the Certificate or Articles of Incorporation for each Borrower, Holdings, Omega KC US, KC Holdings and BII with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date not more than 20 days prior to the Closing Date.

          (xiii) A copy of the bylaws of each Borrower, Holdings, Omega KC US, KC Holdings and BII certified as of the Closing Date by the Secretary or an Assistant Secretary of the relevant Borrower or Holdings.

          (xiv) A certificate of good standing for Omega in the States of Delaware and Iowa, certified by the appropriate governmental officials as of a date not more than 20 days prior to the Closing Date.

          (xv) A certificate of good standing for Holdings in the State of Delaware, certified by the appropriate governmental officials as of a date not more than 20 days prior to the Closing Date.

          (xvi) A certificate of good standing for Panther in the States of Iowa, California, Illinois, Minnesota, Ohio and Pennsylvania, certified by the appropriate governmental officials as of a date not more than 20 days prior to the Closing Date.

          (xvii) A certificate of good standing for KC Holdings in the State of Delaware, certified by the appropriate governmental officials as of a date not more than 20 days prior to the Closing Date.

          (xviii) A certificate of good standing for Omega KC US in the State of Delaware, certified by the appropriate governmental officials as of a date not more than 20 days prior to the Closing Date.

          (xix) A certificate of good standing for BII in the State of Illinois, certified by the appropriate governmental officials as of a date not more than 20 days prior to the Closing Date.

          (xx) Financing statements (Form UCC-1) or amendments to financing statements as described on Exhibit 5.16 as "UCC Financing Statements and Amendments Prepared," to be filed under the Uniform Commercial Code of the applicable jurisdictions to perfect the Liens purported to be created under each of the Security Agreements.

          (xxi) Completed requests for information concerning Liens against Holdings, Omega and its Subsidiaries as described on Exhibit 5.16 as "UCC Searches Received."

          (xxii) A certificate dated the Closing Date of the chief executive officer or chief financial officer of each Borrower certifying as to the matters set forth in Sections 3.2 (a) and 3.2 (b) below.

          (xxiii) The Indiana Amendment to Mortgage, the Iowa Amendment to Mortgage and the Tennessee Amendment to Mortgage.

          (xxiv) Title Commitments downdating the title insurance policies currently issuing the Mortgages.

          (xxv) An Intercreditor Agreement by and among the Lenders in form and substance acceptable to the Agent and the Majority Lenders, executed by a duly authorized officer of each of the Lenders and dated the Closing Date.

          (xxvi) Evidence of that the Borrowers maintain all insurance coverage required by Section 5.3 hereof.

          (xxvii) A letter from the Borrowers directing the Agent as to the disbursement of the Term Loan B Advance and any Revolving Loans to be used to finance the Acquisition (Kitchen Craft).

          (xxviii) A certificate of the chief financial officer or president of Omega substantially in the form of Exhibit 1.1-5 and such other documentation as the Agent may request with respect to the solvency and financial condition of Omega and its Subsidiaries immediately before and after giving effect to the Kitchen Craft Acquisition, making the Term Loan B hereunder, and any other financing obtained by Omega and its Subsidiaries or Kitchen Craft to finance all or any portion of the Acquisition (Kitchen Craft), and the other transactions contemplated by this Agreement.

          (xxix) The Agent shall have received from Omega a certificate dated the Closing Date of the chief executive officer or chief financial officer of Omega certifying that:

               (A) The Master Transaction Agreement (Kitchen Craft) in the form delivered to the Agent, remains in full force and effect, without modification or amendment and embodies the entire agreement and understanding between the parties thereto with respect to the matters therein, and

               (B) All conditions to the closing of the Acquisition (Kitchen Craft) are satisfied or waived.

          (xxx)  The Agent shall have received from Omega:

               (A) Copies of all agreements and documents related to the Acquisition (Kitchen Craft), including all amendments thereof and supplements thereto, all of which shall be in form and substance satisfactory to the Banks, together with a certificate of an officer of Omega certifying that (x) such copies are true and correct and (y) such documents in the respective forms certified to the Banks, remain in full force and effect without supplement, amendment or other modification.

               (B) A written environmental review, audit, assessment or report ("Environmental Audit"), in form and substance reasonably acceptable to the Banks, by Project Performance Corp., setting forth the results of an investigation of the Canadian Facilities according to a scope of work previously provided to counsel for the Agent.

               (C)  The Acquisition Closing Date Balance Sheet (Kitchen
          Craft).

               (D) Statements of forecasted consolidated income and cash flow for Omega and its Subsidiaries, and a forecasted consolidated balance sheet of Omega and its Subsidiaries, together with supporting assumptions, in the forms previously furnished by Omega to the Banks.

               (E) Evidence satisfactory to the Agent that all indebtedness of Kitchen Craft other than Indebtedness permitted to remain outstanding after the Closing Date pursuant to the Credit Agreement shall have been repaid or will be repaid with the proceeds of the Term Loan B to be made on the Closing Date.

               (F) Copies of the CIBC Loan Documents, all of which shall be in form and substance satisfactory to the Agent and the Majority Lenders, together with (x) a certificate of an officer of Omega certifying that
          (x) such copies are true and correct and (y) such documents in the respective forms certified to the Banks remain in full force and effect without supplement, amendment or other modification, and (y) and evidence satisfactory to the Agent that all conditions to the making of the initial CIBC loans thereunder have been satisfied.

               (G) Evidence satisfactory to the Agent that Omega has obtained the consent of the Bondholders of the High Yield Permanent Subordinated Debt to the transactions described hereunder (including, without limitation, a waiver of the requirement that Kitchen Craft guarantee the High Yield Permanent Subordinated Debt).

          3.1(b)  Additional Conditions.
                  ---------------------

          (i) The Agent shall have received for itself and for the account of the Banks all fees and other amounts due and payable by the Borrowers on or prior to the Closing Date, including the fees payable on the Closing Date pursuant to Section 2.17, and the reasonable fees and expenses of counsel to the Agent payable pursuant to Section 9.2.

          (ii) Butler Capital Corporation and certain shareholders of Kitchen Craft identified on Exhibit 3.1(b) hereto shall have contributed not less than C$26,200,000 in cash and in common equity to Holdings or KC Holdings as set forth on Schedule 3.1(b) hereto, in order for KC Holdings to pay the cash equity component of the Acquisition (Kitchen Craft) costs, and the proceeds of all such equity shall be used to consummate the Acquisition (Kitchen Craft) and to pay transaction fees.

          (iii) In the event the total cash costs of the Acquisition (Kitchen Craft) exceed C$93,500,000, excluding any working capital adjustments to the purchase price, such excess shall be financed with additional cash equity provided by funds managed by Butler Capital Corporation.

          (iv) In the event the total transaction costs relating to the Acquisition (Kitchen Craft) exceed C$6,500,000, excluding any transaction fees to be borne by the selling stockholders, such excess shall be financed with additional cash equity provided by funds managed by Butler Capital Corporation.

          3.1(c)  Compliance.  The Borrowers shall have performed and
                  ----------
     complied with all agreements, terms and conditions contained in this Agreement required to be performed or complied with by the Borrowers prior to or simultaneously with the Closing Date.

          3.1(d)  Security Documents.  All Security Documents (or financing
                  ------------------
     statements with respect thereto) shall have been appropriately filed or recorded to the satisfaction of the Agent; any pledged collateral and certificates of title shall have been duly delivered to the Agent; any title insurance required by the Agent (with endorsements required by the Agent) shall have been obtained and be satisfactory to the Agent; and the priority and perfection of the Liens created by the Security Documents shall have been established to the satisfaction of the Agent and its counsel.

          3.1(e)  Other Matters.  All corporate and legal proceedings
                  -------------
     relating to the Borrowers, Holdings and the Subsidiaries of Omega and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be satisfactory in scope, form and substance to the Agent, the Banks and the Agent's special counsel, and the Agent shall have received all information and copies of all documents, including records of corporate proceedings, as any Bank or such special counsel may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

          Section 3.2  Conditions Precedent to all Loans and Letters of Credit.
                       -------------------------------------------------------
The obligation of the Banks to make any Loans hereunder (including Term Loan B and any Revolving Loans to be made upon the Closing Date), and of the Agent to issue each Letter of Credit shall be subject to the fulfillment of the following conditions:

          3.2(a)  Representations and Warranties.  The representations and
                  ------------------------------
     warranties contained in Article IV shall be true and correct in all material respects on and as of the Closing Date and on the date of each Revolving Loan or Term Loan or the date of issuance of each Letter of Credit, with the same force and effect as if made on such date.

          3.2(b)   No Default.  No Default or Event of Default shall have
                   ----------
     occurred and be continuing on the Closing Date, on the date of each Revolving Loan or Term Loan or on the date of issuance of each Letter of Credit or will exist after giving effect to the Loans made on such date or the Letter of Credit so issued.

          3.2(c)  Notices and Requests.  The Agent shall have received Omega's
                  --------------------
     request for such Loans as required under Section 2.2 or its application for such Letters of Credit specified under Section 2.9.

                                   ARTICLE IV
                                  -----------

                         REPRESENTATIONS AND WARRANTIES

          To induce the Banks to enter into this Agreement and to make Loans hereunder and to induce the Agent to issue Letters of Credit, the Borrowers represent and warrant to the Banks:

          Section 4.1  Organization, Standing, Etc.  Each Borrower is a
                       ---------------------------
corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted, to enter into this Agreement and to issue the Notes and to perform its obligations under the Borrower Loan Documents to be executed by it. Holdings is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to perform its obligations under the Holdings Documents. Each of Holdings and the Borrowers (a) holds all certificates of authority, licenses and permits necessary to carry on its business as presently conducted in each jurisdiction in which it is carrying on such business, except where the failure to hold such certificates, licenses or permits would not have a Material Adverse Effect, and
(b) is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary and the failure so to qualify would permanently preclude Holdings or such Borrower from enforcing its rights with respect to any assets or expose Holdings or such Borrower to any liability, which in any case would have a Material Adverse Effect.

          Section 4.2 Authorization and Validity.  The execution, delivery and
                      --------------------------
performance by each Borrower of the Borrower Loan Documents to be executed by it have been duly authorized by all necessary corporate action by that Borrower, and this Agreement constitutes, and the Notes and other Borrower Loan Documents to be executed by that Borrower when executed will constitute, the legal, valid and binding obligations of that Borrower, enforceable against that Borrower in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to limitations on the availability of equitable remedies. The execution, delivery and performance by Holdings of the Holdings Documents have been duly authorized by all necessary corporate action by Holdings, and the Holdings Documents when executed will constitute, the legal, valid and binding obligations of Holdings, enforceable against Holdings in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to limitations on the availability of equitable remedies.

          Section 4.3  No Conflict; No Default.  The execution, delivery and
                       -----------------------
performance by each Borrower of the Borrower Loan Documents to be executed by it will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to that Borrower, (b) violate or contravene any provision of the Certificate or Articles of Incorporation or bylaws of that Borrower, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which that Borrower is a party or by which it or any of its properties may be bound or result in the creation of any Lien thereunder (other than Liens securing the Obligations). The execution, delivery and performance by Holdings of the Holdings Documents will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to Holdings, (b) violate or contravene any provision of the Certificate of Incorporation or bylaws of Holdings, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which Holdings is a party or by which it or any of its properties may be bound or result in the creation of any Lien thereunder (other than Liens securing the Obligations). Neither Holdings nor any Borrower is in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a Material Adverse Effect.

          Section 4.4  Government Consent.  No order, consent, approval,
                       ------------------
license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of Holdings or any Borrower to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Holdings Documents, the Acquisition Documents (Kitchen Craft), CIBC Loan Documents, or the Borrower Loan Documents, except for any necessary filing or recordation of or with respect to any of the Security Documents.

          Section 4.5  Financial Statements and Condition.  Omega's audited
                       ----------------------------------
consolidated financial statements as at December 28, 1997 and its unaudited financial statements as at November 21, 1998, and Holdings' unaudited financial statements as at November 21, 1998, as heretofore furnished to the Banks, have been prepared in accordance with GAAP on a consistent basis (except for the absence of footnotes and subject to year-end audit adjustments as to the interim statements) and fairly present the financial condition of Holdings and the Borrowers as at such dates and the results of their operations and changes in financial position for the respective periods then ended. As of the dates of such financial statements, neither Holdings nor any Borrower had any material obligation, contingent liability, liability for taxes or long-term lease obligation which is not reflected in such financial statements or in the notes thereto. Since December 28, 1997, there has been no Material Adverse Change. The projections dated

December 16, 1998 provided to the Banks are the Borrowers' good faith estimate, as of the date on which they were prepared, of future performance of the Borrowers, were prepared in good faith by the Borrowers and are based on good faith estimates and assumptions of management of the Borrowers as of the date on which they were prepared, which the Borrowers believe to have been reasonable at the time such projections were prepared and as of the Closing Date, it being recognized by the Agent and the Banks that such projections are not to be viewed as facts and that actual results during the period covered by such projections may differ from projected results.

          Section 4.6  Litigation.  There are no actions, suits or proceedings
                       ----------
pending or, to the knowledge of the Borrowers, threatened against or affecting Holdings or any Borrower or any of their properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which is reasonably likely to be determined adversely to Holdings or a Borrower in a manner that would have a Material Adverse Effect or a material adverse effect on the ability of Holdings or any Borrower to perform its obligations under the Loan Documents.

          Section 4.7  Environmental, Health and Safety Laws.  There does not
                       -------------------------------------
exist any violation by Holdings or any Borrower of any applicable federal, state or local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental, pollution, health or safety matters which will or threatens to impose a material liability on Holdings or a Borrower or which would require a material expenditure by Holdings or a Borrower to cure. Neither Holdings nor any Borrower has received any notice to the effect that any part of its operations or properties is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

          Section 4.8  ERISA.  Each Plan is in substantial compliance with all
                       -----
applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event has occurred and is continuing with respect to any Plan. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would reasonably be expected to result in the institution of proceedings to terminate any Plan under Section 4042 of ERISA. With respect to each Plan subject to Title IV of ERISA, as of the most recent valuation date for such Plan, the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan and previously furnished in writing to the Banks) of such Plan's projected benefit obligations did not exceed the fair market value of such Plan's assets.

          Section 4.9  Federal Reserve Regulations.  Neither Holdings nor any
                       ---------------------------
Borrower is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board). The value of all margin stock owned by each Borrower does not constitute more than 25% of the value of the assets of that Borrower.

          Section 4.10  Title to Property; Leases; Liens; Subordination.  Each
                        -----------------------------------------------
of Holdings and the Borrowers has (a) insurable title to its real properties and
(b) good and sufficient title to, or valid, subsisting and enforceable leasehold interest in, its other material properties, including all material real properties, other properties and assets, referred to as owned by Holdings and the Borrowers in the most recent financial statements referred to in Section 4.5 (other than property disposed of since the date of such financial statements in the ordinary course of business). None of such properties is subject to a Lien, except as allowed under Section 6.14. No Borrower has subordinated any of its rights under any obligation owing to it to the rights of any other person. Holdings does not own any properties or assets, tangible or intangible, other than the Stock of Omega and rights under contracts to which Holdings is a party that are listed on Exhibit 6.8. Each of Omega KC US and KC Holdings is a Holding Company.

          Section 4.11  Taxes.  Holdings and each Borrower has filed all
                        -----
federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrowers). No tax Liens have been filed (except for Liens arising in the ordinary course of business with respect to real property taxes that are not past due) and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals and reserves on the books of the Borrowers in respect of taxes and other governmental charges have been determined in accordance with GAAP and except as reflected in such accruals no Borrower knows of any proposed material tax assessment against it or Holdings.

          Section 4.12  Intellectual Property.  Holdings and each Borrower owns,
                        ---------------------
has the right to use, or otherwise has the rights to, their data bases, all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted that are material to the financial condition, business or operations of Holdings and the Borrowers, taken as a whole (collectively, "Intellectual Property"), and, as of the Closing Date, all patented or registered Intellectual Property and patent applications and applications for registration of any Intellectual Property are identified on Exhibit 4.12. As of the Closing Date, all patented or registered Intellectual Property is duly and properly registered, filed or issued in the appropriate office and jurisdictions and for such registrations, filing or issuances. Except as disclosed in Exhibit 4.12, to the best of the Borrowers' knowledge, no material claim has been asserted by any Person challenging or questioning the use, validity or effectiveness of any Intellectual Property. Except as disclosed in Exhibit 4.12, to the best of the Borrowers' knowledge, the use of such Intellectual Property by Holdings and the Borrowers does not infringe the rights of any Person except to the extent such infringement (including, but not limited to, any damages that may be payable to the opposing party of Holdings or a Borrower in an infringement action) is not reasonably expected to have a Material Adverse Effect.

          Section 4.13  Burdensome Restrictions.  Neither Holdings nor any
                        -----------------------
Borrower is a party to or otherwise bound by any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, corporate or partnership restriction which would foreseeably have a Material Adverse Effect or a material adverse effect on the ability of Holdings or any Borrower to carry out its obligations under any Loan Document.

          Section 4.14  Force Majeure.  Since the date of the most recent
                        -------------
financial statement referred to in Section 4.5, there has been no Material Adverse Effect as the result of any fire or other casualty, strike, lockout, or other labor trouble, embargo, sabotage, confiscation, condemnation, riot, civil disturbance, activity of armed forces or act of God.

          Section 4.15  Investment Company Act.  Neither Holdings nor any
                        ----------------------
Borrower is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

          Section 4.16  Public Utility Holding Company Act.  Neither Holdings
                        ----------------------------------
nor any Borrower is a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a holding company or of a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          Section 4.17  Retirement Benefits.  Except as required under Section
                        -------------------
4980B of the Code, Section 601 of ERISA or applicable state law, neither Holdings nor any Borrower is obligated to provide post-retirement medical or insurance benefits with respect to employees or former employees.

          Section 4.18  Full Disclosure.  Neither this Agreement nor any other
                        ---------------
Loan Document, report, instrument or certificate delivered by any Borrower or Holdings pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading.

          Section 4.19  Subsidiaries.  Exhibit 4.19 sets forth as of the date of
                        ------------
this Agreement a list of all Subsidiaries of Omega and the number and percentage of the shares of each class of capital stock owned beneficially or of record by Omega or any Subsidiary therein, and the jurisdiction of incorporation of each Subsidiary.

          Section 4.20  Perfection of Liens.  Each Security Document creates the
                        -------------------
Lien it purports to create upon the properties and interests specifically described therein. The descriptions of properties and interests in the Security Documents and any related financing statements are adequate for the purpose of such instruments and for perfection of the Liens of the Collateral Agent. As to any Security Documents which are Security Agreements, the filing of the Uniform Commercial Code financing statements delivered by Holdings and the Borrowers to the

Collateral Agent in the filing offices listed thereon will perfect the Liens created under such Security Agreements to the extent such Liens are capable of being perfected by filing financing statements under the Uniform Commercial Code as in effect in the state in which the collateral subject to such Liens is located. The filing of the Mortgages in the filing offices listed thereon
perfected the Liens created thereby.   The filing of the Omega Collateral
Assignment in the United States Office of Patents and Trademarks perfected the Liens created thereunder.

          Section 4.21  Facilities.  As of the Closing Date, Holdings, Omega and
                        ----------
the Subsidiaries of Omega do not have any owned Facilities other than the Canadian, Indiana, Iowa and Tennessee Facilities, and Holdings, Omega and the U.S. Subsidiaries do not have any leased Facilities other than those described on Exhibit 4.21.

          Section 4.22  Affiliates.  Except for Holdings, its Subsidiaries,
                        ----------
Butler Capital Corporation, certain Affiliates of Butler Capital Corporation and the officers and directors of Holdings and its Subsidiaries, Omega has no Affiliates.

          Section 4.23  Labor.  None of the employees of Holdings, Omega or any
                        -----
U.S. Subsidiary of Omega is subject to any collective bargaining agreement, and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal employment opportunity proceedings, wage payment or material unemployment compensation proceedings, material workmen's compensation proceedings or other material labor or employee-related controversies pending or threatened involving Holdings or any Borrower and any of its employees, except for any of the foregoing which would not in the aggregate have a Material Adverse Effect.

          Section 4.24  Solvency.  As of the Closing Date, each Borrower has
                        --------
capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage and is solvent and able to pay its debts as they mature and each Borrower owns property the fair saleable value of which is greater than the amount required to pay that Borrower's Indebtedness. No transfer of property is being made and no Indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future
creditors of any Borrower or any Affiliate.   On the Closing Date, after giving
effect to the Acquisition (Kitchen Craft) and the financing transactions contemplated in connection therewith, the conclusions set out in the certificate described in Section 3.1(a)(xxviii) are true and correct.

          Section 4.25  Corporate Names.  Except as disclosed on Exhibit 4.25,
                        ---------------
as of the Closing Date, Holdings and the Borrowers have no assumed corporate names and the Borrowers are not doing business under any corporate name other than those set out in the first paragraph hereof.

          Section 4.26   Insurance.  Exhibit 4.26 sets forth a complete and
                         ---------
accurate description of all policies of insurance that will be in effect as of the Closing Date for the Borrowers and the U.S. Subsidiaries of Omega. As of the Closing Date, Omega and its U.S.

Subsidiaries are adequately insured under such policies, no notice of cancellation has been received with respect to such policies and Omega and its U.S. Subsidiaries are in compliance with all conditions contained in such policies.

          Section 4.27  Year 2000.  Omega and its Subsidiaries have reviewed and
                        ---------
assessed their respective business operations and computer systems and applications and those of its respective Subsidiaries to address the "year 2000 problem" (that is, that computer applications and equipment used by Omega and its Subsidiaries and directly, or indirectly through third parties, may be unable to properly perform date-sensitive functions before, during and after January 1, 2000). Based on that review and assessment, Omega and its Subsidiaries reasonably believe that the year 2000 problem will not result in a Material Adverse Effect.

          Section 4.28  CIBC Loan Documents.  All representations and warranties
                        -------------------
made by KC Canada or New Kitchen Craft pursuant to the CIBC Loan Documents are and shall continue to be true and correct in all material respects at all material times.

                                    ARTICLE V
                                   ----------

                             AFFIRMATIVE COVENANTS

          Until any obligation of the Banks hereunder to make the Term Loans and Revolving Loans and of the Agent to issue Letters of Credit shall have expired or been terminated and the Notes and all of the other Obligations (except for contingent indemnity and other contingent Obligations not yet due and payable) have been paid in full and all outstanding Letters of Credit shall have expired or the liability of the Agent thereon shall have otherwise been discharged, unless the Majority Lenders shall otherwise consent in writing:

          Section 5.1  Financial Statements and Reports.  The Borrowers will
                       --------------------------------
furnish to the Banks:

          5.1(a) As soon as available and in any event within 90 days after the end of each fiscal year of Omega, the consolidated financial statements of Omega and its Subsidiaries consisting of at least statements of income, cash flow and changes in stockholders' equity, and a consolidated balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, the audited financial statements and consolidated balance sheet certified without qualification by Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by the Borrowers and acceptable to the Agent, together with (i) any management letters, management reports or other supplementary comments or reports to Omega or its board of directors furnished by such accountants, (ii) a letter from such accountants addressed to the Banks acknowledging that the Banks are extending credit in reliance on such financial statements and authorizing such reliance, and (iii) comparable consolidating financial statements of Omega and its Subsidiaries, accompanied by a certificate signed by the chief financial officer of Omega stating that such financial statements present fairly the financial condition of Omega and each of its Subsidiaries and have been prepared in accordance with GAAP.

          5.1(b)  Together with the audited financial statements required under
     Section 5.1 (a), a statement by the accounting firm performing such audit to the effect that it has reviewed this Agreement and that in the course of performing its examination no facts have come to its attention that caused it to believe that any Default or Event of Default exists, or, if such Default or Event of Default exists, describing its nature.

          5.1(c) As soon as available and in any event within 30 days after the end of each month, unaudited consolidated and consolidating statements of income, cash flow and changes in stockholders' equity for Omega and its Subsidiaries for such month and for the period from the beginning of such fiscal year to the end of such month, and a consolidated balance sheet of Omega as at the end of such month, setting forth in comparative form figures for the corresponding period for the preceding fiscal year and for the budget for such period for the current year, accompanied by a certificate signed by the chief financial officer of Omega stating that such financial statements present fairly the financial condition of Omega and its Subsidiaries and that the same have been prepared in accordance with GAAP (except for the absence of footnotes and subject to year-end audit adjustments as to the interim statements).

          5.1(d) As soon as practicable and in any event within 30 days after the end of each month, a Compliance Certificate in the form attached hereto as Exhibit 5.1 (d) signed by the chief financial officer of Omega demonstrating in reasonable detail compliance (or noncompliance, as the case may be) with the Section 6.18 and, with respect to any month that happens to be the end of a fiscal quarter, Sections 6.16 and 6.17, as at the end of the month immediately preceding the month in which such certificate is due and stating that as at the end of such immediately preceding month there did not exist any Default or Event of Default or, if such Default or Event of Default existed, specifying the nature and period of existence thereof and what action the Borrowers propose to take with respect thereto.

          5.1(e) As soon as practicable and in any event within 60 days after the beginning of each fiscal year of Omega, statements of forecasted consolidated income, cash flow and changes in stockholders' equity for Omega and its Subsidiaries for each fiscal month in such fiscal year and a forecasted consolidated and consolidating balance sheet of Omega and its Subsidiaries, together with supporting assumptions, as at the end of each fiscal month in such fiscal year, all in reasonable detail and reasonably satisfactory in scope to Majority Lenders.

          5.1(f) Promptly upon any Responsible Officer of Omega becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action the Borrowers propose to take with respect thereto.

          5.1(g) Promptly upon any Responsible Officer of Omega becoming aware of the occurrence, with respect to any Plan, of any Reportable Event or any Prohibited Transaction, a notice specifying the nature thereof and what action the Borrowers propose to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.

          5.1(h) Promptly upon the mailing or filing thereof, copies of all financial statements, reports and proxy statements mailed to Holdings' shareholders, and copies of all registration statements, periodic reports and other documents filed with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange.

          5.1(i) As soon as practicable following each Fiscal Year End, and in any event within 90 days of such Fiscal Year End, a certificate in the form attached hereto as Exhibit 5.1(i) signed by the chief financial officer of Omega, containing a calculation of the Excess Cash Flow for the fiscal year ended on such Fiscal Year End.

          5.1(j) As soon as available and in any event within 90 days after the end of each fiscal year of Holdings, the consolidated financial statements of Holdings and the Borrowers consisting of at least statements of income, cash flow and changes in stockholders' equity, and a consolidated balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification by Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by Holdings and acceptable to the Agent, together with (i) any management letters, management reports or other supplementary comments or reports to Holdings or its board of directors furnished by such accountants and (ii) a letter from such accountants addressed to the Banks acknowledging that the Banks are extending credit in reliance on such financial statements and authorizing such reliance.

          5.1(k) As soon as available and in any event within 30 days after the end of each fiscal quarter of Holdings, unaudited consolidated statements of income, cash flow and changes in stockholders' equity for Holdings and the Borrowers for such fiscal quarter and for the period from the beginning of such fiscal year to the end of such fiscal quarter, and a consolidated balance sheet of Holdings as at the end of such fiscal quarter, setting forth in comparative form figures for the corresponding period for the preceding fiscal year, accompanied by a certificate signed by the chief financial officer of Holdings stating that such financial statements present fairly the financial condition of Holdings and the Borrowers and that the same have been prepared in accordance with GAAP (except for the absence of footnotes and subject to year-end audit adjustments as to the interim statements).

          5.1(l) Promptly upon the transmission or receipt thereof by any of the Borrowers or Holdings, copies of all notices, certificates and reports sent by or to any of the Borrowers, Holdings or New Kitchen Craft under any of the High Yield Subordinated

     Permanent Loan Documents, the CIBC Loan Documents (specifically including but not limited to any selection of an interest rate based on LIBOR or a LIBOR interest period), or under any other agreement relating to Indebtedness for money borrowed or any Capitalized Lease if the aggregate unpaid principal amount with respect to such Indebtedness or Capitalized Lease is equal to or greater than $750,000.

          5.1(m) From time to time, such other information regarding the business, operation and financial condition of the Borrowers and Holdings as any Bank may reasonably request.

          Section 5.2  Corporate Existence.  Each Borrower will maintain, and
                       -------------------
cause Holdings and each Subsidiary of Omega to maintain: (a) its corporate existence in good standing under the laws of its jurisdiction of incorporation, and (b) its qualification to transact business in each jurisdiction where failure so to qualify would permanently preclude that Borrower, Holdings or that Subsidiary from enforcing its rights with respect to any material asset or would expose that Borrower, Holdings or that Subsidiary to any material liability; provided, however, that nothing herein shall prohibit the merger or liquidation of any Subsidiary allowed under Section 6.1.

          Section 5.3  Insurance.  Each Borrower shall maintain, and shall cause
                       ---------
Holdings and each Subsidiary of Omega to maintain, with financially sound and reputable insurance companies such insurance as may be required by law, by any Mortgage executed by such Borrower, and such other insurance in such amounts and against such hazards as is customary in the case of reputable firms engaged in the same or similar business and similarly situated.

          Section 5.4  Payment of Taxes and Claims.  Each Borrower shall file,
                       ---------------------------
and cause Holdings and each Subsidiary of Omega to file, all tax returns and reports which are required by law to be filed by it and will pay, and cause Holdings and each Subsidiary of Omega to pay, before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including but not limited to those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property; provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as the relevant Borrower's, Holdings' or such Subsidiary's title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with, adequate reserves with respect thereto have been set aside on the relevant Borrower's, Holdings' or such Subsidiary's books in accordance with GAAP, and the relevant Borrower, Holdings or such Subsidiary pays any of the foregoing items before the claimant with respect thereto forecloses on or otherwise enforces any such Lien on the relevant Borrower's, Holdings' or such Subsidiary's property.

          Section 5.5  Inspection.  Each Borrower shall permit, and shall cause
                       ----------
Holdings and each Subsidiary of Omega to permit, any Person designated by the Agent (at the request of the Agent or any Bank) to visit and inspect any of the properties, corporate books and financial records of the Borrowers, Holdings and each Subsidiary of Omega, to examine and to make copies of the books of accounts and other financial records of the Borrowers, Holdings and each Subsidiary of Omega, and to discuss the affairs, finances and accounts of the Borrowers, Holdings and each Subsidiary of Omega with, and to be advised as to the same by, the officers of the Borrowers, Holdings and each Subsidiary of Omega at such reasonable times and intervals as the Agent or such Bank may designate. The first visit, inspection or examination by the Agent during each calendar year shall be at the Borrowers' expense. Except as provided in the previous sentence, so long as no Event of Default exists, the expenses of the Agent or the Banks for such visits, inspections and examinations shall be at the expense of the Agent and the Banks, but any such visits, inspections and examinations made while any Event of Default is continuing shall be at the expense of the Borrowers.

          Section 5.6  Maintenance of Properties, Licenses and Permits.  Each
                       -----------------------------------------------
Borrower will maintain, and cause Holdings and each Subsidiary of Omega to maintain, its properties used or useful in the conduct of its business in good condition, repair and working order, and supplied with all necessary equipment (except for property that is no longer useful or becomes obsolete or is disposed of in the ordinary course of business in accordance with Section 6.2(a)), make, and cause Holdings and each Subsidiary of Omega to make, all necessary repairs, renewals, replacements, betterments and improvements thereto, and maintain, and cause Holdings and each Subsidiary of Omega to maintain, all licenses and permits with respect to such properties or the activities such properties are used for, all as may be necessary so that the business carried on in connection therewith may be properly conducted at all times.

          Section 5.7  Books and Records.  Each Borrower will keep, and will
                       -----------------
cause Holdings and each Subsidiary of Omega to keep, adequate and proper records and books of account as to its dealings, business and affairs.

          Section 5.8  Compliance.  Each Borrower will comply, and will cause
                       ----------
Holdings and each Subsidiary of Omega to comply, in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, and all material leases, material contracts or other material agreements to which it is a party (including but not limited to the High Yield Subordinated Permanent Loan Documents, the CIBC Loan Documents, the Kitchen Craft Note, and the Acquisition Documents (Kitchen Craft)); provided, however, that failure so to comply shall not be a breach of this covenant if such failure does not have, or is not reasonably expected to have, a Material Adverse Effect and the relevant Borrower, Holdings or such Subsidiary is acting in good faith and with reasonable dispatch to cure such noncompliance.

          Section 5.9  Notice of Litigation.  The Borrowers will give prompt
                       --------------------
written notice to the Agent of the commencement of any action, suit or proceeding before any court or arbitrator or any governmental department, board, agency or other instrumentality affecting a Borrower, Holdings or any Subsidiary of Omega or any property of the Borrower, Holdings or such Subsidiary or to which a Borrower, Holdings or such Subsidiary is a party in which an adverse determination or result could have a Material Adverse Effect or a material adverse effect on the ability of any Borrower or Holdings to perform its obligations under this Agreement and the other Loan Documents, stating the nature and status of such action, suit or proceeding.

          Section 5.10  ERISA.  Each Borrower will maintain, and cause Holdings
                        -----
and each U.S. Subsidiary of Omega to maintain, each Plan in material compliance with all material applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code and will not and not permit any of the ERISA Affiliates to (a) engage in any transaction in connection with which any Borrower or any of the ERISA Affiliates would be subject to either a civil penalty assessed pursuant to
Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in either case in an amount exceeding $100,000, (b) fail to make full payment when due of all amounts which, under the provisions of any Plan, any Borrower or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Plan in an aggregate amount exceeding $100,000 or (c) fail to make any payments in an aggregate amount exceeding $100,000 to any Multiemployer Plan that any Borrower or any of the ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

          Section 5.11  Environmental Matters; Reporting.  Each Borrower will
                        --------------------------------
observe and comply with, and cause Holdings and each Subsidiary of Omega to observe and comply with, all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could result in a material liability or otherwise have a Material Adverse Effect. Omega will give the Agent prompt written notice of any violation as to any environmental matter by any Borrower, Holdings or any Subsidiary of Omega and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters (a) in which an adverse determination or result could result in the revocation of or have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by a Borrower, Holdings or any Subsidiary of Omega which are material to the operations of a Borrower, Holdings or any Subsidiary of Omega, or (b) which will or threatens to impose a material liability on a Borrower, Holdings or any Subsidiary of Omega to any Person or which will require a material expenditure by the Borrower Holdings or any such Subsidiary to cure any alleged problem or violation.

          Section 5.12  Reaffirmation of Guaranties and Pledge Agreement.  When
                        ------------------------------------------------
so requested by the Agent from time to time, Omega will promptly cause Holdings, and any other Person who may hereafter guaranty the Obligations or any part thereof, or who has or may hereafter pledge certain collateral to execute and deliver to the Agent reaffirmations of their respective Guaranties or Pledge Agreements in such forms as the Agent may require.

          Section 5.13  Further Assurances.  Promptly upon request by the
                        ------------------
Collateral Agent or the Agent, each Borrower shall promptly correct, and cause Holdings or any Subsidiary of Omega to correct, any defect or error that may be discovered in any Loan Document or in the execution, acknowledgment or recordation thereof. Promptly upon request by the Collateral Agent or the Agent, each Borrower also shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all deeds, conveyances, mortgages, deeds of trust, trust deeds, assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments, and cause Holdings to do any of the foregoing, as the Collateral Agent or the Agent may reasonably require from time to time in order: (a) to perfect and maintain the validity, effectiveness and priority of any security interests intended to be created by the Loan Documents including, without limitation, the delivery of a landlord waiver from any landlord required by the Collateral Agent or the Agent; and (b) to assure, convey, grant, assign, transfer, preserve, protect and confirm unto the Banks the rights granted now or hereafter intended to be granted to the Banks under any Loan Document or under any other instrument executed in connection with any Loan Document or that the any Borrower, Holdings or any Subsidiary of Omega may be or become bound to convey, mortgage or assign to the Collateral Agent for the benefit of the Banks and the Canadian Lenders in order to carry out the intention or facilitate the performance of the provisions of any Loan Document. Each Borrower shall furnish to the Banks evidence satisfactory to the Agent and the Collateral Agent of every such recording, filing or registration.

          Section 5.14  Bank Accounts and Lockboxes.  The Borrowers agree to
                        ---------------------------
maintain, and to cause each of Holdings and each U.S. Subsidiary of Omega to maintain, at all times on and after the Closing Date, (i) lockbox accounts (to which the Borrowers,' Holdings' and such Subsidiaries' account debtors will be instructed to make payment, and from which funds will be transferred as collected to the Borrowers' or such Subsidiary's cash concentration or operations account) with the Agent, The First National Bank of Chicago, or one or more banks acceptable to the Agent that have signed an acknowledgment (in form and substance satisfactory to the Agent) of the assignment of such accounts to the Agent, and (ii) all of its other bank accounts, including but not limited to its primary operational accounts and cash concentration accounts, with the Agent. Service charges for any accounts maintained at the Agent shall be payable as provided in separate agreements between the Borrowers and the Agent.

          Section 5.15  Equity Contribution.  Within 90 days after the Closing
                        -------------------
Date Omega shall cause managers of New Kitchen Craft, or Butler Capital Corporation or its Affiliates, to contribute additional cash equity to Holdings in an amount not less than C$300,000, which shall be contributed to New Kitchen Craft for the purpose of repaying certain advances made under the CIBC Loan Documents.

          Section 5.16 Post-Closing Deliveries. The Borrowers shall, or shall
                       -----------------------
cause Holdings or the applicable Subsidiary of Omega to, execute and deliver to the Agent or the Collateral Agent the following documents and instruments within the period prescribed therefor:

          (a) within 30 days after the date hereof, an amendment to the Omega Collateral Assignment in form and substance satisfactory to the Collateral Agent;

          (b) within 60 days after the request of the Agent or the Collateral Agent made as soon as practical after the Closing Date, such consents, waivers and agreements of lien holders, lessors, subcontractors and third parties as the Agent or the Collateral Agent may reasonably request with respect to any Collateral;

          (c) as soon as possible and in any event within 60 days after the completion of the construction under way as of the Closing Date on the Iowa Facility, affidavits from all subcontractors who have performed services on the Iowa Facility to the effect that such subcontractors have been paid all obligations owed to them as of the date thereof and such indemnity agreements from Omega and its general contractor as the issuer of title insurance may require in connection with insurance for mechanic's liens;

          (d) as soon as possible and in any event within 75 days after the completion of such construction, an ALTA/ACSM Land Title Survey for the Iowa Facility;

          (e) within 10 Business Days after the Closing Date, the financing statements (Form UCC-1) or amendments to financing statements described on
     Exhibit 5.16 as "Pending UCC Financing Statements and Amendments"; and

          (f) within 10 Business Days after the Closing Date, completed requests for information concerning Liens against Holdings, Omega and its Subsidiaries as described on Exhibit 5.16 as "Pending UCC Searches."


                                   ARTICLE VI
                                  -----------

                               NEGATIVE COVENANTS

          Until any obligation of the Banks hereunder to make the Term Loans and Revolving Loans and of the Agent to issue Letters of Credit shall have expired or been terminated and the Notes and all of the other Obligations (except for contingent indemnity and other contingent Obligations not yet due and payable) have been paid in full and all outstanding Letters of Credit shall have expired or the liability of the Agent thereon shall have otherwise been discharged, unless the Majority Lenders shall otherwise consent in writing:

          Section 6.1  Merger.  No Borrower will merge or consolidate or enter
                       ------
into any analogous reorganization or transaction with any Person or liquidate, windup or dissolve itself (or suffer any liquidation or dissolution) or permit Holdings or any Subsidiary of Omega to do any of the foregoing; provided,
                                                                --------
however, that any Subsidiary of Omega (including New Kitchen Craft, Omega KC US,
-------
KC Holdings, BII or Panther) may be merged with or liquidated into Omega or any wholly-owned Subsidiary of Omega (if Omega or such wholly-owned Subsidiary of Omega is the surviving corporation).

          Section 6.2  Disposition of Assets.  The Borrowers will not, and will
                       ---------------------
not permit Holdings or any Subsidiary of Omega to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one transaction or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, including but not limited to any sale-leaseback transaction, except:

          6.2(a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

          6.2(b) the sale of equipment or other tangible assets to the extent that such assets are exchanged for credit against the purchase price of similar replacement assets, or the proceeds of such sale are applied with reasonable promptness to the purchase price of such replacement assets; and

          6.2(c) dispositions of property (other than those authorized by subsections 6.2(a) and (b)) during the term of this Agreement whose net book value as of the time of each such disposition does not exceed $500,000 in the aggregate.

          Section 6.3  Plans.  The Borrowers will not permit, and will not allow
                       -----
Holdings or any U.S. Subsidiary of Omega to permit, any event to occur or condition to exist which would permit any Plan to terminate under any circumstances which would cause the Lien provided for in Section 4068 of ERISA to attach to any assets of any Borrower, Holdings or any such U.S. Subsidiary; and the Borrowers will not permit, as of the most recent valuation date for any Plan subject to Title IV of ERISA, the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan and previously furnished in writing to the Banks) of such Plan's projected benefit obligations to exceed the fair market value of such Plan's assets.

          Section 6.4  Change in Nature of Business.  The Borrowers will not,
                       ----------------------------
and will not permit Holdings or any Subsidiary of Omega to, engage in any business other than the manufacture, sale and delivery of kitchen, bath and other home cabinetry and related products, and other activities incidental thereto.

          Section 6.5  Subsidiaries; Acquisitions.  After the Closing Date, the
                       --------------------------
Borrowers will not, and will not permit Holdings or any Subsidiary of Omega to:
(a) form or acquire any corporation or other entity which would thereby become a Subsidiary of Holdings or Omega; (b) sell, transfer or otherwise convey any interest in a Subsidiary (except for transfers to the Borrower or a wholly-owned Subsidiary thereof); or (c) acquire all or a material portion of the assets of another Person; provided, however that any Borrower or any Subsidiary thereof:
                -----------------

          (i) may form a new Subsidiary and transfer assets thereto so long as such new Subsidiary (A) is a wholly-owned Subsidiary of such Borrower, and
     (B) prior to the transfer of any assets thereto, either (1) executes and delivers to the Agent an agreement in the form attached hereto as Exhibit 6.5 whereby such Subsidiary becomes a Borrower hereunder and a Security Agreement in substantially the form delivered by Panther, together with documents similar to those required with respect to Panther pursuant to Sections 3.1(a)(xv) through 3.1(a)(xxiv) and 3.1(b) of the Existing Credit Agreement, as appropriate or (2) executes and delivers to the Agent a Subsidiary Guaranty and a Subsidiary Security Agreement granting the Agent a security interest in all the assets of such new Subsidiary for the benefit of the Banks (or, if such new Subsidiary is a Holding Company, executes and delivers to the Agent a Subsidiary Pledge Agreement), together with documents similar to those required with respect to Panther pursuant to Sections 3.1(a)(xv) through 3.1(a)(xxiv) and 3.1(b) of the Existing Credit Agreement, as appropriate and (C) does not acquire all or a material portion of the assets of any Person other than Omega and its wholly-owned Subsidiaries, or if it does acquire the assets of another Person, it complies with clause (ii) below; and

          (ii) may acquire all or a material portion of the Stock, assets or liabilities of another Person (collectively, "Acquisitions"), if and only if each of the following conditions is satisfied: (A) the aggregate borrowings under the Revolving Notes by the Borrowers and their Subsidiaries in connection with all Acquisitions does not exceed $5,000,000; (B) after giving effect to any proposed Acquisition, the Borrowers shall be in compliance with all covenants on a pro forma basis
                                                              ---------
     and no Default or Event of Default exists at the time of, or shall exist as a result of, such Acquisition; (C) Omega, on behalf of the Borrowers, executes and delivers to the Agent pro forma calculations demonstrating in
                                        ---------
     reasonable detail that the Borrowers would have complied with Sections 6.16 through 6.18 had the Acquisition been consummated prior to the end of the most recently ended fiscal quarter, and that based on the Borrowers' projections, the Borrowers will comply with Sections 6.16 through 6.18 at the end of the current fiscal quarter, after giving effect to the Acquisition; (D) if the Acquisition involves the formation or acquisition of a new Subsidiary, the new Subsidiary complies with clause (i) above; (E) the Acquisition is undertaken in accordance with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees and awards to which any party to the Acquisition may be subject; and (F) if the Acquisition involves the acquisition of an existing corporation or partnership, the written consent to or approval of such Acquisition is obtained from the board of directors or equivalent governing body of the Person being acquired prior to any tender or other offer for the capital stock or equivalent equity interest in such Person being acquired.

          Section 6.6  Negative Pledges; Subsidiary Restrictions.  The Borrowers
                       -----------------------------------------
will not, and will not permit Holdings or any Subsidiary of Omega to, enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Banks which would (i) prohibit a Borrower, Holdings or such Subsidiary from granting, or otherwise limit the ability of a Borrower, Holdings or such Subsidiary to grant, to the Banks any Lien on any assets or properties of a Borrower, Holdings or such Subsidiary, or (ii) require a Borrower, Holdings or such Subsidiary to grant a Lien to any other Person if the Borrower, Holdings or such Subsidiary grants any Lien to the Banks, provided,
                                                                    ---------
however, that the foregoing shall not apply to any
-------
negative pledge required of New Kitchen Craft pursuant to the CIBC Loan Documents. The Borrowers will not permit Holdings or any Subsidiary of Omega to place or allow any restriction, directly or indirectly, on the ability of such Subsidiary to (a) pay to Omega dividends or any distributions on or with respect to such Subsidiary's capital stock or (b) make loans or other cash payments to the Borrowers.

          Section 6.7  Restricted Payments.  The Borrowers will not make any
                       -------------------
Restricted Payments, except that any Subsidiary of Omega may make Restricted Payments to Omega, and provided no Event of Default has occurred and is continuing, Omega may make the following Restricted Payments: (x) dividends to Holdings to fund cash payments to members of Holdings' management or employees under Holdings' Stock call rights and repurchase obligations; provided, however
                                                              -----------------
that the aggregate amount of dividends under this Section 6.7(x) and any intercompany loans to Holdings in lieu thereof may not exceed $2,500,000 per year.

          Section 6.8  Transactions with Affiliates.  Except as set forth on
                       ----------------------------
Exhibit 6.8, the Borrowers will not, and will not permit Holdings or any Subsidiary of Omega to, enter into any transaction with any Affiliate of Omega or Holdings, except upon fair and reasonable terms no less favorable to the Borrower, Holdings or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate; and provided that the
                                                       --------
aggregate amount paid to BCC Industrial Services, Inc. pursuant to the management agreement described on Exhibit 6.8 may not exceed $450,000 during any fiscal year, but no such management fees shall be paid (but may continue to accrue) after the occurrence and during the continuance of an Event of Default.

          Section 6.9  Accounting Changes.  The Borrowers will not, and will not
                       ------------------
permit Holdings or any Subsidiary or Omega to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of any Borrower, Holdings or any Subsidiary, except that the Borrowers may adopt a 53 week fiscal year for the fiscal years ending on January 2, 1999 and January 1, 2005 and may conform the fiscal year and other accounting practices of any Subsidiary acquired after the Closing Date to the fiscal year and other accounting practices of the Borrowers. The Borrowers shall all have the same fiscal year at all times.

          Section 6.10  Capital Expenditures.  The Borrowers will not, and will
                        --------------------
not permit Holdings or any Subsidiary of Omega to, make Capital Expenditures in an amount in any fiscal year on a consolidated basis (a) exceeding $7,500,000, plus, (b) during the 1999 fiscal year, the Borrowers may make additional Capital
----
Expenditures in connection with construction and development of a new rough mill operation at the Iowa Facility in an aggregate amount not to exceed $5,500,000.

          Section 6.11  Subordinated Debt.  The Borrowers will not, and will not
                        -----------------
permit Holdings or any Subsidiary of Omega to (a) make any scheduled payment of the principal of or interest on any Subordinated Debt which would be prohibited by the terms of such Subordinated Debt and any related subordination agreement;
(b) directly or indirectly make any prepayment on or purchase, redeem or defease any Subordinated Debt or offer to do so (whether such prepayment, purchase or redemption, or offer with respect thereto, is voluntary or mandatory); (c) amend or cancel the subordination provisions applicable to any Subordinated Debt; (d) take or omit to take any action if as a result of such action or omission the subordination of such Subordinated Debt, or any part thereof, to the Obligations would be terminated, impaired or adversely affected; or (e) omit to give the Agent prompt notice of any notice received from any holder of Subordinated Debt, or any trustee therefor, or of any default under any agreement or instrument relating to any Subordinated Debt by reason whereof such Subordinated Debt might become or be declared to be due or payable.

          Section 6.12  Investments.  The Borrowers will not, and will not
                        -----------
permit Holdings or any Subsidiary of Omega to, acquire for value, make, have or hold any Investments, except:

          6.12(a) Investments existing on the date of this Agreement and listed on Exhibit 6.12(a) attached hereto.

          6.12(b) Travel advances to management personnel and employees in the ordinary course of business.

          6.12(c) Investments in readily marketable direct obligations issued or guaranteed by the United States or any agency thereof and supported by the full faith and credit of the United States.

          6.12(d) Certificates of deposit or bankers' acceptances issued by any commercial bank organized under the laws of the United States or any State thereof which has (i) combined capital and surplus of at least $100,000,000, and (ii) a credit rating with respect to its unsecured indebtedness from a nationally recognized rating service that is satisfactory to the Agent.

          6.12(e) Commercial paper given a rating of at least A-1 or P-1 by a nationally recognized rating service.

          6.12(f) Repurchase agreements relating to securities issued or guaranteed as to principal and interest by the United States of America.

          6.12(g) Investments in shares of a money market fund that invests solely in Investments of the types described in clauses 6.12(c), (d), (e) and (f).

          6.12(h) Investments in Kitchen Craft, KC Holdings, Panther, Omega KC US, BII, KC Canada and New Kitchen Craft, and other Subsidiaries of Omega acquired after the Closing Date in transactions that comply with Section 6.5.

          6.12(i)  Intercompany loans and advances permitted by Section 6.13(f).

          6.12(j) Advances to management personnel and employees made within 90 days after the Closing Date to enable such management personnel and employees to purchase Stock of Holdings as set forth on Exhibit 6.12(j).

          6.12(k) Any other Investment; provided that the maximum aggregate cost of all Investments authorized by this clause 6.12(k) shall not exceed $100,000.

Any Investments under clauses (c), (d), (e), (f) or (g) above must mature within one year of the acquisition thereof by the Borrower or a Subsidiary.

          Section 6.13  Indebtedness.  The Borrowers will not, and will not
                        ------------
permit Holdings or any Subsidiary of Omega to, incur, create, issue, assume or suffer to exist any Indebtedness, except:

          6.13(a)  The Obligations.

          6.13(b) Current Liabilities incurred in the ordinary course of business.

          6.13(c) Indebtedness existing on the date of this Agreement and disclosed on Exhibit 6.13 hereto, but not including any extension or refinancing thereof.

          6.13(d) Indebtedness secured by Liens permitted under Section 6.14 hereof.

          6.13(e) Indebtedness outstanding under the High Yield Subordinated Permanent Loan Documents, and Indebtedness outstanding under subordinated notes issued by Holdings in connection with the exercise of Stock repurchases, puts or calls, if and only if the form of such subordinated notes has been approved in writing by the Agent and the Majority Lenders.

          6.13(f)  Indebtedness with respect to intercompany loans and advances:
     (i) from a Subsidiary or Holdings to Omega or a Subsidiary of Omega; (ii) from Omega to a Borrower hereunder; (iii) to Kitchen Craft for intercompany loans and advances other than the Kitchen Craft Note in an aggregate amount at any one time outstanding not to exceed $5,000,000; and (iv) from Omega or a Subsidiary of Omega in lieu of Restricted Payments to Holdings that would have been permitted by Section 6.7.

          6.13(g) Indebtedness incurred by Kitchen Craft and Omega, as guarantor, pursuant to the CIBC Loan Documents.

          6.13(h) Indebtedness incurred by Holdings, as guarantor of Omega KC Canada pursuant to the Master Transaction Agreement.

          6.13(i) Indebtedness incurred by Kitchen Craft pursuant to the Kitchen Craft Note.

          6.13(j) Indebtedness with respect to judgments and awards that do not constitute an Event of Default.

          6.13(k) Indebtedness with respect to unfunded pension liabilities with respect to Plans so long as such liabilities do not violate Section
     5.10 or Section 6.3.

          6.13(l) Indebtedness with respect to Contingent Obligations permitted by Section 6.15.

          6.13(m) Indebtedness not authorized by any of the preceding clauses of this Section 6.13, provided that the aggregate principal amount outstanding of all Indebtedness authorized by this clause 6.13(m) shall not exceed $100,000 at any time.

          Section 6.14  Liens.  The Borrowers will not, and will not permit
                        -----
Holdings or any Subsidiary of Omega to, create, incur, assume or suffer to exist any Lien, or enter into, or make any commitment to enter into, any arrangement for the acquisition of any property through conditional sale, lease-purchase or other title retention agreements, with respect to any property now owned or hereafter acquired by the Borrowers, Holdings or a Subsidiary, except:

          6.14(a) Liens granted to the Agent and the Banks under the Security Documents to secure the Obligations.

          6.14(b)  Liens existing on the date of this Agreement and disclosed on
     Exhibit 6.14 hereto.

          6.14(c) Liens granted on assets of Kitchen Craft to secure the obligations under the CIBC Loan Documents.

          6.14(d) Deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of the Borrowers or a Subsidiary of Omega.

          6.14(e) Liens for taxes, fees, assessments and governmental charges not delinquent or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 5.4.

          6.14(f) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of business, for sums not due or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 5.4.

          6.14(g) Liens incurred or deposits or pledges made or given in connection with, or to secure payment of, indemnity, performance or other similar bonds.

          6.14(h) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is
                                      -------- ----
     not a dedicated cash collateral account and is not subject to restriction against access by the depositor in excess of those set forth by regulations promulgated by the Board, and (ii) such deposit account is not intended by the depositor to provide collateral to the depository institution.

          6.14(i) Encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property and landlord's Liens under leases on the premises rented, which do not materially detract from the value of such property or materially impair the use thereof in the business of a Borrower, Holdings or a Subsidiary of Omega.

          6.14(j) The interest of any lessor under any Capitalized Lease entered into after the Closing Date or purchase money Liens on property acquired after the Closing Date; provided that (i) the Indebtedness secured
                                      -------------
     thereby is otherwise permitted by this Agreement, (ii) such Liens are limited to the property acquired and do not secure Indebtedness other than the related Capitalized Lease Obligations or the purchase price of such property, and (iii) the aggregate amount of Indebtedness secured by such Liens outstanding at any time does not exceed $3,000,000.

          6.14(k) Liens created by operation of law that secure judgments and awards that do not constitute an Event of Default.

          Section 6.15  Contingent Liabilities.  The Borrowers will not, and
                        ----------------------
will not permit Holdings or any Subsidiary of Omega to, be or become liable on any Contingent Obligations, other than as set forth on Exhibit 6.15 and any Contingent Obligations of a Borrower or Holdings for Indebtedness of a Borrower if and only if such Indebtedness is permitted by Section 6.13.

          Section 6.16  Interest Coverage Ratio.  Omega will not permit the
                        -----------------------
Interest Coverage Ratio, as of the last day of any fiscal quarter, for the four consecutive fiscal quarters ending on that date, to be less than the ratios specified below for the periods specified below:

                                    Minimum Interest
     Fiscal Quarter Ending:         Coverage Ratio
     ----------------------         --------------
On or before October 2, 1999           1.65 to 1.0
After October 2, 1999, but on or       1.9 to 1.0
   before September 30, 2000
After September 30, 2000, but on or    2.0 to 1.0
   before September 29, 2001
After September 29, 2001, but on or    2.2 to 1.0
   before September 28, 2002
After September 28, 2002, but on or    2.4 to 1.0
   before September 27, 2003
After September 27, 2003               2.7 to 1.0.

          Section 6.17  Fixed Charge Coverage Ratio.  Omega will not permit the
                        ---------------------------
Fixed Charge Coverage Ratio of the Borrowers, as of the last day of any fiscal quarter ending on or prior to October 2, 1999, for the four consecutive fiscal quarters ending on that date, to be less than: (i) 1.05 to 1.0; and (ii) 1.1 to 1.0, for any fiscal quarter ending after October 2, 1999.

          Section 6.18  Cash Flow Leverage Ratio.  Omega will not permit the
                        ------------------------
Cash Flow Leverage Ratio of the Borrowers, as of the last day of any fiscal month, for the period of twelve consecutive months ending on that date, to be greater than the ratios specified below for the periods specified below:

     Period:                        Maximum Cash
     Flow Leverage Ratio.
---------------------------------   --------------------
On or before May 29, 1999             5.3 to 1.0
After May 29, 1999, but on or         4.9 to 1.0
  before November 27, 1999
After November 27, 1999, but on or    4.7 to 1.0
  before November 25, 2000
After November 25, 2000, but on or    4.25 to 1.0
  before November 24, 2001
After November 24, 2001, but on or    3.9 to 1.0
  before November 23, 2002
After November 23, 2002               3.45 to 1.0.

          Section 6.19  Loan Proceeds.  Omega will not, and will not permit
                        -------------
Holdings or any Subsidiary of Omega to, use any part of the proceeds of any Loans or Advances directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (as defined in Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose or (b) for any purpose which entails a violation of, or which is inconsistent with, the provisions of Regulations G, U or X of the Board.

          Section 6.20  Loan Payments.  Omega will not, and will not permit
                        -------------
Kitchen Craft to, make any reductions or prepayments, whether mandatory or optional, under the CIBC Loan Documents that do not comply with Section 2.6,
Section 2.7 or Section 2.16 hereunder, as applicable.

          Section 6.21  Operating Leases.  Omega will not, and will not permit
                        ----------------
Holdings or any Subsidiary of Omega to, become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any Operating Lease, unless (a) immediately after giving effect to the incurrence of liability with respect to such Operating Lease, the aggregate Operating Lease Payments per fiscal year of Holdings, Omega and its Subsidiaries under all Operating Leases then in effect will not exceed a maximum of $4,000,000 and (b) neither a Borrower, Holdings nor any Subsidiary of Omega provides any down payment or other equity payment to the lessor (i.e., the leased asset is 100% financed).

          Section 6.22  Corporate Documents; Certain Material Contracts.  The
                        -----------------------------------------------
Borrowers will not, and will not permit Holdings or any Subsidiary of Omega to, amend or modify any of (i) its certificate or articles of incorporation, charter or bylaws, or (ii) the CIBC Loan Documents, the Kitchen Craft Note, the Kitchen Craft Acquisition Documents, and the High Yield Subordinated Permanent Loan Documents, in each case in any way that materially adversely affects the Banks.

          Section 6.23  Acquisition Expenses.  The Borrowers shall not, and
                        --------------------
shall not permit Kitchen Craft and any other Subsidiary of Omega, to incur transaction expenses in excess of C$6,500,000 in connection with the Acquisition (Kitchen Craft), excluding transaction fees to be borne by selling shareholders and any equity contributions provided by Butler Capital Corporation pursuant to
Section 3.1(b) hereto.

          Section 6.24  Other Indebtedness.  Except as expressly authorized by
                        ------------------
Section 6.11, the Borrowers will not, and will not permit Holdings or any Subsidiary of Omega to, make any voluntary or optional payment, prepayment, redemption, defeasance or acquisition for value of any Indebtedness for borrowed money other than the Obligations or Indebtedness authorized by Section 6.13(b), 6.13(f) or, subject to Section 6.20, Section 6.13(g), or amend or modify any of the payment terms of any Indebtedness for borrowed money other than the Obligations in any way adverse to the Banks.

                                   ARTICLE VII
                                  ------------

                         EVENTS OF DEFAULT AND REMEDIES

          Section 7.1  Events of Default.  The occurrence of any one or more of
                       -----------------
the following events shall constitute an Event of Default:

          7.1(a) The Borrowers shall fail to: (i) make when due, whether by acceleration or otherwise, any payment of principal of any Loan, Note or Unpaid Drawing; or (ii) make within two Business Days of the date due, whether by acceleration or otherwise, any payment of interest on any Note or Unpaid Drawing, or any other Obligation required to be made to the Agent or any Bank pursuant to this Agreement.

          7.1(b) Any representation or warranty made by or on behalf of any Borrower, Holdings or any Subsidiary of Omega in this Agreement or any other Loan Document or by or on behalf of any Borrower, any Subsidiary of Omega or Holdings in any certificate, statement, report or document herewith or hereafter furnished to any Bank or the Agent pursuant to this Agreement or any other Loan Document shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified.

          7.1(c) Any Borrower shall fail to comply with Sections 2.7, 2.16, 5.1(f), 5.2, 5.14, 5.15 or 5.16 hereof or any Section of Article VI hereof.

          7.1(d) Any Borrower shall fail to comply with any other agreement, covenant, condition, provision or term contained in this Agreement (other than those hereinabove set forth in this Section 7.1) and such failure to comply shall continue for 30 calendar days after whichever of the following dates is the earlier to occur of: (i) the date a Borrower gives notice of such failure to the Agent or the Banks, or (ii) the date the Agent or any Bank gives written notice of such failure to Omega.

          7.1(e) Any default (however denominated or defined), other than Events of Default described in other clauses of this Section 7.1, shall occur under any Security Document and any cure period applicable thereto shall expire, or, if no cure period is specified in such Security Document with respect to a failure to comply with the provisions thereof, if such failure to comply shall continue for 30 calendar days after whichever of the following dates is the earlier to occur of: (i) the date a Borrower gives notice of such failure to the Agent or the Banks, or (ii) the date the Agent or any Bank gives written notice of such failure to Omega.

          7.1(f) Any Borrower, Holdings or any Subsidiary of Omega shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of any Borrower, Holdings or any Subsidiary of Omega or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for any Borrower, Holdings or any Subsidiary of Omega or for a substantial part of the property thereof and shall not be discharged within 60 days, or the Borrower, Holdings or any Subsidiary of Omega shall make an assignment for the benefit of creditors.

          7.1(g) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against any Borrower, Holdings or any Subsidiary of Omega, and, if instituted against any Borrower, Holdings or any Subsidiary of Omega, shall have been consented to or acquiesced in by any Borrower, Holdings or any Subsidiary of Omega, or shall remain undismissed for 60 days, or an order for relief shall have been entered against any Borrower, Holdings or any Subsidiary of Omega.

          7.1(h)  Any dissolution or liquidation proceeding not permitted by
     Section 6.1 shall be instituted by or against any Borrower or any Subsidiary of Omega or any dissolution or liquidation proceeding shall be instituted by or against Holdings, and, if instituted against any Borrower, Holdings or any Subsidiary of Omega, shall be consented to or acquiesced in by any Borrower, such Subsidiary or Holdings or shall remain for 60 days undismissed.

          7.1(i) A judgment or judgments for the payment of money in excess of the sum of $100,000 in the aggregate shall be rendered against any Borrower, Holdings or any Subsidiary of Omega and either (i) the judgment creditor executes on such judgment or (ii) such judgment remains unpaid or undischarged for more than 60 days from the date of entry thereof or such longer period during which execution of such judgment shall be stayed during an appeal from such judgment.

          7.1(j) The maturity of any material Indebtedness of any Borrower (other than Indebtedness under this Agreement), Holdings or any Subsidiary of Omega, including but not limited to Indebtedness under any of the CIBC Loan Documents and the High Yield Subordinated Permanent Loan Documents, shall be accelerated, or the Borrower, Holdings or any Subsidiary of Omega shall fail to pay any such material Indebtedness when due (after the lapse of any applicable grace period) or, in the case of such Indebtedness payable on demand, when demanded (after the lapse of any applicable grace period), or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting the holder of any such Indebtedness or any trustee or other Person acting on behalf of such holder to cause, such material Indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor. For purposes of this Section, Indebtedness of the Borrower, Holdings or any Subsidiary of Omega shall be deemed "material" if it exceeds $750,000 as to any item of Indebtedness or in the aggregate for all items of Indebtedness with respect to which any of the events described in this Section 7.1(j) has occurred.

          7.1(k) Any execution or attachment shall be issued whereby any substantial part of the property of any Borrower or any Subsidiary of Omega shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 30 days after the issuance thereof.

          7.1(l) Holdings shall repudiate or purport to revoke the Holdings Guaranty, or the Holdings Guaranty for any reason shall cease to be in full force and effect or shall be judicially declared null and void.

          7.1(m) Any Security Document shall, at any time, cease to be in full force and effect or shall be judicially declared null and void, or the validity or enforceability thereof shall be contested by any Borrower or Holdings, or the Agent or the Banks shall cease to have a valid and perfected security interest having the priority contemplated thereunder in all of the collateral described therein, other than by action or inaction of the Agent or the Banks if (i) the aggregate value of the collateral affected by any of the foregoing exceeds

     $100,000 and (ii) any of the foregoing shall remain unremedied for ten days or more after receipt of notice thereof by the Borrower from the Agent.

          7.1(n)  Any Change of Control shall occur.

          7.1(o) Any Borrower or Holdings is required, pursuant to the terms of any instrument governing any Subordinated Debt, to make one or more offers to redeem, repurchase, prepay or defease any Subordinated Debt prior to its stated maturity.

          Section 7.2  Remedies.   If (a) any Event of Default described in
                       --------
Sections 7.1(f), (g) or (h) shall occur with respect to any Borrower , the Commitments shall automatically terminate and the Notes and all other Obligations shall automatically become immediately due and payable, and the Borrowers shall without demand pay into the Holding Account an amount equal to the aggregate face amount of all outstanding Letters of Credit; or (b) any other Event of Default shall occur and be continuing, then, upon receipt by the Agent of a request in writing from the Majority Lenders, the Agent shall take any of the following actions so requested: (i) declare the Commitments terminated, whereupon the Commitments shall terminate, (ii) declare the outstanding unpaid principal balance of the Notes, the accrued and unpaid interest thereon and all other Obligations to be forthwith due and payable, whereupon the Notes, all accrued and unpaid interest thereon and all such Obligations shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding, and (iii) demand that the Borrowers pay into the Holding Account an amount equal to the aggregate face amount of all outstanding Letters of Credit. Upon the occurrence of any of the events described in clause (a) of the preceding sentence, or upon the occurrence of any of the events described in clause (b) of the preceding sentence when so requested by the Majority Lenders, the Agent may exercise all rights and remedies under any of the Loan Documents, and enforce all rights and remedies under any applicable law.

          Section 7.3  Offset.  In addition to the remedies set forth in Section
                       ------
7.2, upon the occurrence of any Event of Default and thereafter while the same be continuing, each Borrower hereby irrevocably authorizes each Bank to set off any Obligations owed to such Bank against all deposits and credits of that Borrower with, and any and all claims of that Borrower against, such Bank. Such right shall exist whether or not such Bank shall have made any demand hereunder or under any other Loan Document, whether or not the Obligations, or any part thereof, or deposits and credits held for the account of the Borrower is or are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to such Bank or the Banks. Each Bank agrees that, as promptly as is reasonably possible after the exercise of any such setoff right, it shall notify Omega of its exercise of such setoff right; provided, however, that the failure of such Bank to provide such notice shall not affect the validity of the exercise of such setoff rights. Nothing in this Agreement shall be deemed a waiver or prohibition of or restriction on any Bank to all rights of banker's Lien, setoff and counterclaim available pursuant to law.

                                  ARTICLE VIII
                                 -------------

                                   THE AGENT

          The following provisions shall govern the relationship of the Agent with the Banks.

          Section 8.1  Appointment and Authorization.  Each Bank appoints and
                       -----------------------------
authorizes the Agent to take such action as agent on its behalf and to exercise such respective powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it under or in connection with the Loan Documents, except for its own gross negligence or willful misconduct. The Agent shall act as an independent contractor in performing its obligations as Agent hereunder and nothing herein contained shall be deemed to create any fiduciary relationship among or between the Agent, the Borrowers or the Banks.

          Section 8.2  Note Holders.  The Agent may treat the payee of any Note
                       ------------
as the holder thereof until written notice of transfer shall have been filed with it, signed by such payee and in form satisfactory to the Agent.

          Section 8.3  Consultation With Counsel.  The Agent may consult with
                       -------------------------
legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

          Section 8.4  Loan Documents.  The Agent shall not be under a duty to
                       --------------
examine or pass upon the validity, effectiveness, genuineness or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto, and the Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

          Section 8.5  U.S. Bank and Affiliates.  With respect to its
                       ------------------------
Commitments and the Loans made by it, U.S. Bank shall have the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not the Agent consistent with the terms thereof, and U.S. Bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers, Holdings and the Subsidiaries of either as if it were not the Agent.

          Section 8.6  Action by Agent.  Except as may otherwise be expressly
                       ---------------
stated in this Agreement, the Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, the Loan Documents. The Agent shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to the Loan Documents or applicable law. The Agent shall incur no liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties and to be consistent with the terms of this Agreement.

          Section 8.7  Credit Analysis.  Each Bank has made, and shall continue
                       ---------------
to make, its own independent investigation or evaluation of the operations, business, property and condition, financial and otherwise, of the Borrowers and Holdings in connection with entering into this Agreement and has made its own appraisal of the creditworthiness of the Borrowers and Holdings. Except as explicitly provided herein, the Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect to such operations, business, property, condition or creditworthiness, whether such information comes into its possession on or before the first Event of Default or at any time thereafter.

          Section 8.8  Notices of Event of Default, Etc.  In the event that the
                       --------------------------------
Agent shall have acquired actual knowledge of any Event of Default or Default, the Agent shall promptly give notice thereof to the Banks.

          Section 8.9  Indemnification.  Each Bank agrees to indemnify the
                       ---------------
Agent, as Agent (to the extent not reimbursed by the Borrowers), ratably according to such Bank's share of the aggregate Revolving and Term Loan Commitment Amounts from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on or incurred by the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. No payment by any Bank under this Section shall relieve the Borrowers of any of their obligations under this Agreement.

          Section 8.10  Payments and Collections.  All funds received by the
                        ------------------------
Agent in respect of any payments made by any Borrower on the Term Notes shall be distributed forthwith by the Agent among the Banks, in like currency and funds as received, ratably according to each Bank's Term Loan Percentage. All funds received by the Agent in respect of any payments made by any Borrower on the Revolving Notes, Revolving Commitment Fees or Letter of Credit Fees shall be distributed forthwith by the Agent among the Banks, in like currency and funds as received, ratably according to each Bank's Revolving Percentage. After any Event of Default has occurred, all funds received by the Agent, whether as payments by a Borrower or as realization on collateral or on any guaranties, shall (except as may otherwise be required by law) be distributed as provided in the Intercreditor Agreement.

          Section 8.11  Sharing of Payments.  If any Bank shall receive and
                        -------------------
retain any payment, voluntary or involuntary, whether by setoff, application of deposit balance or security, or otherwise, in respect of the Obligations in excess of such Bank's share thereof as determined under this Agreement, then such Bank shall purchase from the other Banks for cash and at face value and without recourse, such participation in the Notes held by such other Banks as shall be necessary to cause such excess payment to be shared ratably as aforesaid with such other Banks; provided, that if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Subject to the participation purchase obligation above, each Bank agrees to exercise any and all rights of setoff, counterclaim or banker's lien first fully against any Notes and participations therein held by such Bank, next to any other Indebtedness of the Borrowers to such Bank arising under or pursuant to this Agreement and to any participations held by such Bank in Indebtedness of the Borrower arising under or pursuant to this Agreement, and only then to any other Indebtedness of the Borrowers to such Bank.

          Section 8.12  Advice to Banks.  The Agent shall forward to the Banks
                        ---------------
copies of all notices, financial reports and other communications received hereunder from the Borrowers by it as Agent, excluding, however, notices, reports and communications which by the terms hereof are to be furnished by the Borrowers directly to each Bank.

          Section 8.13  Resignation.  If at any time U.S. Bank shall deem it
                        -----------
advisable, in its sole discretion, it may submit to each of the Banks and Omega a written notification of its resignation as Agent under this Agreement, such resignation to be effective upon the appointment of a successor Agent, but in no event later than 30 days from the date of such notice. Upon submission of such notice, the Majority Lenders may appoint a successor Agent.

                                   ARTICLE IX
                                   ----------

                                 MISCELLANEOUS

          Section 9.1  Modifications.  Notwithstanding any provisions to the
                       -------------
contrary herein, any term of this Agreement may be amended with the written consent of the Borrowers; provided that no amendment, modification or waiver of any provision of this Agreement or any other Loan Document or consent to any departure therefrom by any Borrower or other party thereto shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, or all of the Lenders as provided in Section 2.1 of the Intercreditor Agreement, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given. (The Agent may enter into amendments or modifications of, and grant consents and waivers to departure from the provisions of, those Loan Documents to which the Banks are not signatories without the Banks joining therein, provided the Agent
                                                             --------
has first obtained the separate prior written consent to such amendment, modification, consent or waiver from the Majority Lenders.) Notwithstanding the forgoing, no such amendment, modification, waiver or consent shall:

          9.1(a) Reduce the rate or extend the time of payment of interest thereon, or reduce the amount of the principal thereof, or modify any of the provisions of any Note with respect to the payment or repayment thereof, without the consent of the holder of each Note so affected; or

          9.1(b) Increase the amount or extend the time of any Commitment of any Bank, without the consent of such Bank; or

          9.1(c) Reduce the rate or extend the time of payment of any fee payable to a Bank, without the consent of the Bank affected; or

          9.1(d) Amend any provision of this Agreement relating to the Agent in its capacity as Agent without the consent of the Agent; or

          9.1(e) Amend any provision of this Agreement relating to the issuance of Letters of Credit without the consent of the Agent.

          Section 9.2   Expenses. Whether or not the transactions contemplated
                        --------
hereby are consummated, the Borrowers agree to reimburse the Agent upon demand for all reasonable out-of-pocket expenses paid or incurred by the Agent (including filing and recording costs and reasonable fees and expenses of Dorsey & Whitney LLP, counsel to the Agent) in connection with the negotiation, preparation, approval, review, execution, delivery, administration, amendment, modification and interpretation of this Agreement and the other Loan Documents and any commitment letters or term sheets relating thereto. The Borrowers shall also reimburse the Agent and each Bank upon demand for all reasonable out-of-pocket expenses (including reasonable expenses of legal counsel) paid or incurred by the Agent or any Bank in connection with the collection and enforcement of this Agreement and any other Loan Document. The obligations of the Borrowers under this Section shall survive any termination of this Agreement.

          Section 9.3  Waivers, etc.  No failure on the part of the Agent or the
                       ------------
holder of a Note to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in the other Loan Documents provided are cumulative and not exclusive of any remedies provided by law.

          Section 9.4  Notices.  Except when telephonic notice is expressly
                       -------
authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from three days after the date of mailing if mailed; provided, however, that any notice to the Agent or any Bank under
Article II hereof shall be deemed to have been given only when received by the Agent or such Bank.

          Section 9.5  Taxes.  The Borrowers agree to pay, and save the Agent
                       -----
and the Banks harmless from all liability for, any stamp or similar taxes which may be payable with respect to the execution or delivery of this Agreement or the issuance of the Notes, which obligation of the Borrowers shall survive the termination of this Agreement.

           Section 9.6  Successors and Assigns; Disposition of Loans;
                        ---------------------------------------------
Transferees.
-----------

          9.6(a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Banks, the Agent, all future holders of the Notes, and their respective successors and assigns, except that the Borrowers may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.

          9.6(b) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in
                                    ------------
     any Revolving Loan, Term Loan or other Obligation owing to such Bank, any Revolving Note or Term Note held by such Bank, and any Revolving Commitment or Term Loan Commitment of such Bank, or any other interest of such Bank hereunder. In the event of any such sale by a Bank of participating interests to a Participant, (i) such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged,
     (ii) such Bank shall remain solely responsible for the performance thereof,
     (iii) such Bank shall remain the holder of any such Revolving Note or Term Note for all purposes under this Agreement, (iv) the Borrowers and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and
     (v) the agreement pursuant to which such Participant acquires its participating interest herein shall provide that such Bank shall retain the sole right and responsibility to enforce the Obligations, including, without limitation the right to consent or agree to any amendment, modification, consent or waiver with respect to this Agreement or any other Loan Document, provided that such agreement may provide that such Bank will
                    --------
     not consent or agree to any such amendment, modification, consent or waiver with respect to the matters set forth in Sections 9.1(a) - (c), or to any release of all or substantially all of the collateral, without the prior consent of such Participant. The Borrowers agree that if amounts outstanding under this Agreement, the Revolving Notes, the Term Notes and the Loan Documents are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have, to the extent permitted by applicable law, the right of setoff in respect of its participating interest in amounts owing under this Agreement and any

     Revolving Note, Term Note or other Loan Document to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Revolving Note, Term Note or other Loan Document; provided, that such right of setoff shall be subject to the
               --------
     obligation of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in subsection 8.11. The Borrowers also agree that each Participant shall be entitled to the benefits of Sections 2.13, 2.21, 2.22, 2.23, 2.24, 2.25, 9.2 and 9.12 with respect to its participation in the Revolving Commitments, Term Loan Commitments, Revolving Loans and Term Loans; provided, that no Participant
                                                  --------
     shall be entitled to receive any greater amount pursuant to such Sections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred.

          9.6(c) Each Bank may, from time to time, with the consent of the Agent and the Borrowers (none of which consents shall be unreasonably withheld), assign to other lenders ("Assignees") part of the Indebtedness
                                          ---------
     evidenced by any Revolving Note then held by that Bank, together with equivalent proportions of its Revolving Commitment, and any Term Note then held by that Bank and its Term Loan Commitment pursuant to written agreements executed by such assigning Bank, such Assignee(s), the Borrower and the Agent in substantially the form of Exhibit 9.6, which agreements shall specify in each instance the portion of the Obligations evidenced by the Revolving Notes and Term Notes which is to be assigned to each Assignee and the portion of the Revolving Commitment and Term Loan Commitment of such Bank to be assumed by each Assignee (each, an "Assignment Agreement"); provided, however, that the assigning Bank must pay to the Agent a
     --------  -------
     processing and recordation fee of $3,000 and that each Assignment must be for an aggregate amount of $5,000,000 or more (or the entire amount of the assigning Bank's Revolving Commitment and Term Loan, if lesser). Upon the execution of each Assignment Agreement by the assigning Bank, the relevant Assignee, the Borrowers and the Agent, payment to the assigning Bank by such Assignee of the purchase price for the portion of the Obligations being acquired by it and receipt by Omega of a copy of the relevant Assignment Agreement, (x) such Assignee lender shall thereupon become a "Bank" for all purposes of this Agreement with a Revolving Commitment and a Term Loan Commitment in the amount set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Bank under this Agreement, (y) such assigning Bank shall have no further liability for funding the portion of its Revolving Commitment assumed by such Assignee and (z) the address for notices to such Assignee shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of each Assignment Agreement, the assigning Bank shall surrender to the Agent the Revolving Note and Term Note a portion of which is being assigned, and the Borrowers shall execute and deliver a Revolving Note and a Term Note to the Assignee in the amount of its Revolving Commitment and its Term Loan Commitment, respectively, and a new Revolving Note and Term Note to the assigning Bank in the amount of its Revolving Commitment and Term Loan Commitment, respectively, after giving effect to the reduction occasioned by such assignment, all such Notes to constitute "Revolving Notes" and "Term Notes" for all purposes of this Agreement and of the other Loan Documents.

          9.6(d) The Borrowers shall not be liable for any costs incurred by the Banks in effecting any participation or assignment.

          9.6(e) Each Bank may disclose to any Assignee or Participant and to any prospective Assignee or Participant any and all financial information in such Bank's possession concerning the Borrowers, Holdings or any Subsidiaries or Omega which has been delivered to such Bank by or on behalf of the Borrowers, Holdings or any Subsidiaries of Omega pursuant to this Agreement or which has been delivered to such Bank by or on behalf of the Borrowers, Holdings or any Subsidiaries of Omega in connection with such Bank's credit evaluation of the Borrowers prior to entering into this Agreement, provided that prior to disclosing such information, such Bank
                --------
     shall first obtain the agreement of such prospective Assignee or Participant to comply with the provisions of Section 9.7.

          Section 9.7  Confidentiality of Information.  The Agent and each Bank
                       ------------------------------
shall use reasonable efforts to assure that information about the Borrower and its operations, affairs and financial condition, not generally disclosed to the public or to trade and other creditors, which is furnished to the Agent or such Bank pursuant to the provisions hereof is used only for the purposes of this Agreement and any other relationship between any Bank and the Borrower and shall not be divulged to any Person other than the Banks, their Affiliates and their respective officers, directors, employees and agents, except: (a) to their attorneys and accountants, (b) in connection with the enforcement of the rights of the Banks hereunder and under the Notes, the Guaranties and the Security Documents or otherwise in connection with applicable litigation, (c) in connection with assignments and participations and the solicitation of prospective assignees and participants referred to in the immediately preceding Section, provided that the disclosing Bank complies with Subsection 9.6(e), and
(d) as may otherwise be required or requested by any regulatory authority having jurisdiction over any Bank or by any applicable law, rule, regulation or judicial process, in the opinion of such Bank's counsel, such opinion concerning the making of such disclosure to be binding on the parties hereto. No Bank shall incur any liability to the Borrower by reason of any disclosure expressly permitted by this Section 9.7.

          Section 9.8  Governing Law and Construction.  THE VALIDITY,
                       ------------------------------
CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. Whenever possible, each provision of this Agreement and the other Loan Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective and valid under such applicable law (except that certain aspects of the Security Documents shall be governed by the law of the state in which the collateral subject to the Security Document is located, or, in the case of the Collateral Assignments, by federal law), but, if any provision of this Agreement, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto.

          Section 9.9  Consent to Jurisdiction.  AT THE OPTION OF THE AGENT,
                       -----------------------
THIS AGREEMENT AND THE OTHER BORROWER LOAN DOCUMENTS MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN OR RAMSEY COUNTY, MINNESOTA; AND EACH BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THAT A BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE AGENT AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

          Section 9.10  Waiver of Jury Trial.  EACH OF THE BORROWERS , THE AGENT
                        --------------------
AND THE BANKS IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          Section 9.11 Survival of Agreement.  All representations, warranties,
                       ---------------------
covenants and agreement made by the Borrowers herein or in the other Borrower Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be deemed to have been relied upon by the Banks and shall survive the making of the Loans by the Banks and the execution and delivery to the Banks by the Borrowers of the Notes, regardless of any investigation made by or on behalf of the Banks, and shall continue in full force and effect as long as any Obligation is outstanding and unpaid and so long as the Commitments have not been terminated; provided, however, that the obligations of the Borrowers under
Section 9.2, 9.5, 9.7 and 9.12 shall survive payment in full of the Obligations and the termination of the Commitments.

          Section 9.12  Indemnification.  The Borrowers hereby agree to defend,
                        ---------------
protect, indemnify and hold harmless the Agent and the Banks and their respective Affiliates and the directors, officers, employees, attorneys and agents of the Agent and the Banks and their respective Affiliates (each of the foregoing being an "Indemnitee" and all of the foregoing being collectively the "Indemnitees") from and against any and all claims, actions, damages, liabilities, judgments, costs and expenses (including all reasonable fees and disbursements of counsel which may be incurred in the investigation or defense of any matter) imposed upon, incurred by or asserted against any Indemnitee, whether direct, indirect or consequential and whether based on any federal, state, local or foreign laws or regulations (including securities laws, environmental laws, commercial laws and regulations), under common law or on equitable cause, or on contract or otherwise:

          (a) by reason of, relating to or in connection with the execution, delivery, performance or enforcement of any Loan Document, any commitments relating thereto, the creation of a Lien in favor of the Agent or the Banks under any Loan Document, or any transaction contemplated by any Loan Document; or

          (b) by reason of, relating to or in connection with any credit extended or used under the Loan Documents or any act done or omitted by any Person, or the exercise of any rights or remedies thereunder, including the acquisition of any collateral by the Banks by way of foreclosure of the Lien thereon, deed or bill of sale in lieu of such foreclosure or otherwise;

provided, however, that the Borrowers shall not be liable to any Indemnitee for any portion of such claims, damages, liabilities and expenses resulting from such Indemnitee's gross negligence or willful misconduct. In the event this indemnity is unenforceable as a matter of law as to a particular matter or consequence referred to herein, it shall be enforceable to the full extent permitted by law.

          This indemnification applies, without limitation, to any act, omission, event or circumstance existing or occurring on or prior to the later of the Termination Date or the date of payment in full of the Obligations, including specifically Obligations arising under clause (b) of this Section.
The indemnification provisions set forth above shall be in addition to any liability the Borrowers may otherwise have. Without prejudice to the survival of any other obligation of the Borrowers hereunder the indemnities and obligations of the Borrowers contained in this Section shall survive the payment in full of the other Obligations.

          Section 9.13  Captions.  The captions or headings herein and any table
                        --------
of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

          Section 9.14  Entire Agreement.  This Agreement and the other Borrower
                        ----------------
Loan Documents embody the entire agreement and understanding between the Borrowers, the Agent and the Banks with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Nothing contained in this Agreement or in any other Loan Document, expressed or implied, is intended to confer upon any Persons other than the parties hereto any rights, remedies, obligations or liabilities hereunder or thereunder.

          Section 9.15  Counterparts.  This Agreement may be executed in any
                        ------------
number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

          Section 9.16  Borrower Acknowledgments.  The Borrowers hereby
                        ------------------------
acknowledge that (a) they have been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (b) neither the Agent nor any Bank has any fiduciary relationship to the Borrowers, the relationship being solely that of debtor and creditor, (c) no joint venture exists between the Borrowers and the Agent or any Bank, and (d) neither the Agent nor any Bank undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of the business or operations of the Borrowers and the Borrowers shall rely entirely upon their own judgment with respect to their business, and any review, inspection or supervision of, or information supplied to, the Borrowers by the Agent or any Bank is for the protection of the Banks and neither the Borrowers nor any third party is entitled to rely thereon.

           Section 9.17  Relationship Among Borrowers.
                         ----------------------------

          9.17 (a)  JOINT AND SEVERAL LIABILITY.  EACH BORROWER AGREES THAT IT
                    ---------------------------
     IS LIABLE, JOINTLY AND SEVERALLY WITH EACH OTHER BORROWER, FOR THE PAYMENT OF ALL OBLIGATIONS OF THE BORROWERS UNDER THIS AGREEMENT, AND THAT THE BANKS AND THE AGENT CAN ENFORCE SUCH OBLIGATIONS AGAINST ANY OR ALL BORROWERS, IN THE BANKS' OR THE AGENT'S SOLE AND UNLIMITED DISCRETION.

          9.17(b)  Waivers of Defenses.  The obligations of the Borrowers
                   -------------------
     hereunder shall not be released, in whole or in part, by any action or thing which might, but for this provision of this Agreement, be deemed a legal or equitable discharge of a surety or guarantor, other than irrevocable payment and performance in full of the Obligations (except for contingent indemnity and other contingent Obligations not yet due and payable) at a time after any obligation of the Banks hereunder to make the Term Loans and Revolving Loans and of the Agent to issue Letters of Credit shall have expired or been terminated and all outstanding Letters of Credit shall have expired or the liability of the Agent thereon shall have otherwise been discharged. No Borrower shall be exonerated with respect to its liabilities under this Agreement by any act or thing except irrevocable payment and performance of the Obligations, it being the purpose and intent of this Agreement that the Obligations constitute the direct and primary obligations of each Borrower and that the covenants, agreements and all obligations of each Borrower hereunder be absolute, unconditional and irrevocable. Each Borrower shall be and remain liable for any deficiency remaining after foreclosure of any mortgage, deed of trust or security agreement securing all or any part of the Obligations, whether or not the liability of any other Person for such deficiency is discharged pursuant to statute, judicial decision or otherwise.

          9.17(c)  Other Transactions.  The Banks and the Agent are expressly
                   ------------------
     authorized to exchange, surrender or release with or without consideration any or all collateral and security which may at any time be placed with it by the Borrowers or by any other Person on behalf of the Borrowers, or to forward or deliver any or all such collateral and security directly to the Borrowers for collection and remittance or for credit. No invalidity, irregularity or unenforceability of any security for the Obligations or other recourse with respect thereto shall affect, impair or be a defense to the Borrowers' obligations under this Agreement. The liabilities of each Borrower hereunder shall not be affected or impaired by any failure, delay, neglect or omission on the part of any Bank or the Agent to realize upon any of the Obligations of any other Borrower to the Banks or the Agent, or upon any collateral or security for any or all of the Obligations, nor by the taking by any Bank or the Agent of (or the failure to take) any guaranty or guaranties to secure the Obligations, nor by the taking by any Bank or the Agent of (or the failure to take or the failure to perfect its security interest in or other lien on) collateral or security of any kind. No act or omission of any Bank or the Agent, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of a Borrower, shall affect or impair the obligations of the Borrowers hereunder.

          9.17(d)  Actions Not Required.  Each Borrower, to the extent permitted
                   --------------------
     by applicable law, hereby waives any and all right to cause a marshaling of the assets of any other Borrower or any other action by any court or other governmental body with respect thereto or to cause any Bank or the Agent to proceed against any security for the Obligations or any other recourse which any Bank or the Agent may have with respect thereto and further waives any and all requirements that any Bank or the Agent institute any action or proceeding at law or in equity, or obtain any judgment, against any other Borrower or any other Person, or with respect to any collateral security for the Obligations, as a condition precedent to making demand on or bringing an action or obtaining and/or enforcing a judgment against, such Borrower under this Agreement.

          9.17(e)  No Subrogation.  Notwithstanding any payment or payments made
                   --------------
     by any Borrower hereunder or any setoff or application of funds of any Borrower by any Bank or the Agent, such Borrower shall not be entitled to be subrogated to any of the rights of any Bank or the Agent against any other Borrower or any other guarantor or any collateral security or guaranty or right of offset held by any Bank or the Agent for the payment of the Obligations, nor shall such Borrower seek or be entitled to seek any contribution or reimbursement from any other Borrower or any other guarantor in respect of payments made by such Borrower hereunder, until all amounts owing to the Banks and the Agent by the Borrowers on account of the Obligations are irrevocably paid in full. If any amount shall be paid to a Borrower on account of such subrogation rights at any time when all of the Obligations shall not have been irrevocably paid in full, such amount shall be held by that Borrower in trust for the Banks and the Agent, segregated from other funds of that Borrower, and shall, forthwith upon receipt by the Borrower, be turned over to the Agent in the exact form received by the Borrower (duly indorsed by the Borrower to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Agent may determine.

          9.17(f)  Application of Payments.  Any and all payments upon the
                   -----------------------
     Obligations made by the Borrowers or by any other Person, and/or the proceeds of any or all collateral or security for any of the Obligations, may be applied by the Banks on such items of the Obligations as the Banks may elect.

          9.17(g)  Recovery of Payment.  If any payment received by the Banks or
                   -------------------
     the Agent and applied to the Obligations is subsequently set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of a Borrower or any other obligor), the Obligations to which such payment was applied shall, to the extent permitted by applicable law, be deemed to have continued in existence, notwithstanding such application, and each Borrower shall be jointly and severally liable for such Obligations as fully as if such application had never been made. References in this Agreement to amounts "irrevocably paid" or to "irrevocable payment" refer to payments that cannot be set aside, recovered, rescinded or required to be returned for any reason.

          9.17(h)  Borrowers' Financial Condition.  Each Borrower is familiar
                   ------------------------------
     with the financial condition of the other Borrowers, and each Borrower has executed and delivered this Agreement based on that Borrower's own judgment and not in reliance upon any statement or representation of the Bank. The Banks and the Agent shall have no obligation to provide any Borrower with any advice whatsoever or to inform any Borrower at any time of the Bank's actions, evaluations or conclusions on the financial condition or any other matter concerning the Borrowers.

          9.17(i)  Bankruptcy of the Borrowers.  Each Borrower expressly agrees
                   ---------------------------
     that, to the extent permitted by applicable law, the liabilities and obligations of that Borrower under this Agreement shall not in any way be impaired or otherwise affected by the institution by or against any other Borrower or any other Person of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other similar proceedings for relief under any bankruptcy law or similar law for the relief of debtors and that any discharge of any of the Obligations pursuant to any such bankruptcy or similar law or other law shall not diminish, discharge or otherwise affect in any way the obligations of that Borrower under this Agreement, and that upon the institution of any of the above actions, such obligations shall be enforceable against that Borrower.

          9.17(j)  Limitation; Insolvency Laws.  As used in this Section
                   ---------------------------
     9.17(j): (a) the term "Applicable Insolvency Laws" means the laws of the United States of America or of any State, province, nation or other governmental unit relating to bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U. S. C. (S)547, (S)548, (S)550 and other "avoidance" provisions of Title 11 of the United Stated

     Code) as applicable in any proceeding in which the validity and/or enforceability of this Agreement against Panther and any other party that becomes a party hereto pursuant to Section 6.5, or any Specified Lien is in issue; and (b) "Specified Lien" means any security interest, mortgage, lien or encumbrance granted by Panther securing the Obligations, in whole or in part. Notwithstanding any other provision of this Agreement, if, in any proceeding, a court of competent jurisdiction determines that with respect to Panther and any other party that becomes a party hereto pursuant to
     Section 6.5, this Agreement or any Specified Lien would, but for the operation of this Section, be subject to avoidance and/or recovery or be unenforceable by reason of Applicable Insolvency Laws, this Agreement and each such Specified Lien shall be valid and enforceable against Panther and any other party that becomes a party hereto pursuant to Section 6.5, as applicable, only to the maximum extent that would not cause this Agreement or such Specified Lien to be subject to avoidance, recovery or unenforceability. To the extent that any payment to, or realization by, the Banks or the Agent on the Obligations exceeds the limitations of this Section and is otherwise subject to avoidance and recovery in any such proceeding, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment or realization exceeds such limitation, and this Agreement as limited shall in all events remain in full force and effect and be fully enforceable against Panther. This
     Section is intended solely to reserve the rights of the Banks and the Agent hereunder against Panther and any other party that becomes a party hereto pursuant to Section 6.5, in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and neither the Borrowers, any guarantor of the Obligations nor any other Person shall have any right, claim or defense under this Section that would not otherwise be available under Applicable Insolvency Laws in such proceeding.

          Section 9.18.  Waiver of Stock Restriction.  Pursuant to Section 6 of
                         ---------------------------
the Bylaws of Panther ("Section 6"), no share of Stock of Panther may be sold, transferred or assigned without such Stock first being offered for sale to Panther pursuant to the terms and conditions set forth in Section 6. Each of Omega, as sole shareholder of the Stock of Panther, and Panther hereby irrevocably waive any rights and privileges it may have pursuant to Section 6, solely to the extent necessary to permit the pledge to the Agent, for the benefit of the Banks, by Omega of such Stock to secure the Obligations and the realization of the Agent's rights (pursuant to the terms and conditions of the Pledge Agreement executed by Omega) of the Agent's and the Banks' rights in such Stock upon the occurrence and during the continuation of an Event of Default.


             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                    OMEGA CABINETS, LTD.


                                    By /s/ Donald E. Cihak
                                       ------------------------
                                    Name  DONALD E. CIHAK
                                         ----------------------
                                    Title  Vice President
                                          ---------------------



                                    PANTHER TRANSPORT, INC.



                                    By /s/ Donald E. Cihak
                                       ------------------------
                                    Name  DONALD E. CIHAK
                                         ----------------------
                                    Title  Vice President
                                          ---------------------


Address for Borrowers:
1205 Peters Drive
Waterloo, Iowa 50703-9691
Facsimile No.: (319)235-5827




                      SIGNATURE PAGE TO CREDIT AGREEMENT

Commitment Amounts
------------------
Revolving       Term A            Term B
---------       ------            ------

$6,666,666.67    $11,833,333.33    $8,000,000.00

                                              U.S. BANK NATIONAL
                                              ASSOCIATION, formerly known as
                                              First Bank National Association,
                                              In its individual corporate
                                              capacity and as Agent

                                              By /s/ Mark Olmon
                                                ------------------------------
                                                Mark Olmon
                                                Vice President
     Address:
     U.S. Bank Place
     601 Second Avenue South
     Minneapolis, MN 55402-4302
     Attention: Mark Olmon, MPFP 0702
     Facsimile No.:  (612) 973-0825

$2,882,883.33    $5,117,117.92     $-0-

                                              THE FIRST NATIONAL BANK OF
                                              CHICAGO, as Documentation Agent
                                              and as one of the Banks,


                                              By:  /s/ Philip Yarrow
                                                  -----------------------------
                                              Name: PHILIP YARROW
                                                   ----------------------------
                                              Title: Officer
                                                    ---------------------------

     Address:
     One First National Plaza
     Suite 0323
     Chicago, Illinois  60670
     Attn: Mr. Philip Yarrow
     Phone:  (312) 732-7136
     Facsimile No.:  (312) 732-7455

$4,666,666.67    $8,283,333.33     $7,000,000.00


                      SIGNATURE PAGE TO CREDIT AGREEMENT

                                    HARRIS TRUST AND SAVINGS BANK,

                                    By: /s/ M. James Barry III
                                       ------------------------------
                                    Name: M. JAMES BARRY III
                                         ----------------------------
                                    Title: Vice President
                                          ---------------------------


     Address:
     111 West Monroe Street
     Suite 10W
     Chicago, Illinois  60603
     Attn: Mr. James Barry
     Phone: (312) 461-2781
     Facsimile No.: (312) 293-4856


$4,333,333.33    $7,691,666.67     $10,000,000.00

                                             BANKBOSTON N.A.,

                                             By:  /s/ Donald W. Peters
                                                 -------------------------------
                                             Name: DONALD W. PETERS
                                                  ------------------------------
                                             Title: Vice President
                                                   -----------------------------

     Address:

     100 Pearl Street
     Hartford, Connecticut  06103
     Attn: Mr. Donald Peters
     Phone:  (860) 727-6581
     Facsimile No.: (860) 727-6573



                      SIGNATURE PAGE TO CREDIT AGREEMENT

$1,450,450.00    $2,574,548.75    $-0-

                                          CIBC, INC.

                                          By:  /s/ William J. Koslow, Jr.
                                              ---------------------------------
                                          Name: WILLIAM J. KOSLOW, JR.
                                               --------------------------------
                                          Title: Executive Director
                                                -------------------------------

     Address:

     425 Lexington Avenue
     New York, New York 10017
     Attn: Mr. Ian Palmer
     Phone:  (212) 856-3875
     Facsimile No.: (212) 856-3991






                      SIGNATURE PAGE TO CREDIT AGREEMENT